Pricing Supplement No. 341 dated October 1, 2012 To prospectus supplement dated September 28, 2012 and prospectus dated September 28, 2012, each as may be amended	Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-184193

Deutsche Bank AG, London Branch

20,000,000 PowerShares DB Agriculture Double Short Exchange Traded Notes due April 1, 2038
20,000,000 PowerShares DB Agriculture Double Long Exchange Traded Notes due April 1, 2038
20,000,000 PowerShares DB Agriculture Short Exchange Traded Notes due April 1, 2038
20,000,000 PowerShares DB Agriculture Long Exchange Traded Notes due April 1, 2038

We are offering four separate Exchange Traded Notes (“securities”). Investors can subscribe to any of the four offerings. The securities do not guarantee any return of principal at maturity and do not pay any interest during their term. For each security, investors will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank AG, London Branch linked to the month-over-month performance of a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield AgricultureTM (“Index”), less an investor fee. The return on the Index is derived by combining the returns on two component indices: the DB 3-Month T-Bill Index and the Deutsche Bank Liquid Commodity Index – Optimum Yield AgricultureTM Excess Return (“agriculture index”). PowerShares DB Agriculture Double Short Exchange Traded Notes due April 1, 2038 (“Agriculture Double Short ETNs”) and PowerShares DB Agriculture Short Exchange Traded Notes due April 1, 2038 (“Agriculture Short ETNs”) offer investors short, or inverse, exposure to the agriculture index, meaning their value will increase with monthly depreciations and decrease with monthly appreciations of the agriculture index. PowerShares DB Agriculture Double Long Exchange Traded Notes due April 1, 2038 (“Agriculture Double Long ETNs”) and PowerShares DB Agriculture Long Exchange Traded Notes due April 1, 2038 (“Agriculture Long ETNs”) offer investors long exposure to the agriculture index, meaning their value will increase with monthly appreciations and decrease with monthly depreciations in the agriculture index. In addition, Agriculture Double Short ETNs and Agriculture Double Long ETNs are two times leveraged with respect to the agriculture index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the agriculture index.

Each security offers investors exposure to the month-over-month performance of its respective Index measured from the first calendar day to the last calendar day of each month. Therefore, the securities may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged or inverse investment results by means of securities that reset their exposure monthly. On a month-to-month basis, the performance of the Agriculture Double Long ETNs and the Agriculture Double Short ETNs will be positively affected by two times any favorable performance and negatively affected by two times any adverse performance of the agriculture index. This leverage feature of the Agriculture Double Long ETNs and the Agriculture Double Short ETNs, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount (each as described below), will likely cause the performance of such securities to differ significantly from the point-to-point performance or inverse performance, as applicable, of the agriculture index. Investors should consider their investment horizon as well as potential trading costs when evaluating an investment in the securities and should regularly monitor their holdings of the securities to ensure that they remain consistent with their investment strategies.

Key Terms

Issuer:	Deutsche Bank AG, London Branch (“Deutsche Bank”).

Index:
For the Agriculture Double Short ETNs, the Index is obtained by combining two times the inverse returns on the Deutsche Bank Liquid Commodity Index – Optimum Yield AgricultureTM Excess Return (“agriculture index”) with the returns on the DB 3-Month T-Bill Index (“TBill index”).

For the Agriculture Double Long ETNs, the Index is obtained by combining two times the returns on the agriculture index with the returns on the TBill index.
For the Agriculture Short ETNs, the Index is obtained by combining the inverse returns on the agriculture index with the returns on the TBill index.

For the Agriculture Long ETNs, the Index is obtained by combining the returns on the agriculture index with the returns on the TBill index.
We refer to the TBill index and the agriculture index each as a “sub-index” and together as “sub-indices.”

(Key terms continued on next page)

You may lose some or all of your principal if you invest in the securities. See “Risk Factors” beginning on page PS-18 of this pricing supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

As of September 7, 2012, there were approximately 366,000 Agriculture Double Short ETNs, 4,500,000 Agriculture Double Long ETNs, 78,000 Agriculture Short ETNs and 587,000 Agriculture Long ETNs outstanding. Additional securities have been and may continue to be offered and sold from time to time through Deutsche Bank Securities, Inc. (“DBSI”). We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may charge investors a purchase fee of up to $0.03 per security and may receive a payment from Deutsche Bank of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the securities. Invesco Distributors, Inc. (“Invesco”) will receive a portion of the investor fee in consideration for its role in marketing the securities under its “PowerShares” brand. The actual amount received by Invesco in a given year will depend on the number of securities then outstanding and the number of other then outstanding securities issued by Deutsche Bank and its affiliates and marketed by Invesco.

DBSI, a member of the Financial Industry Regulatory Authority (“FINRA”), is our affiliate and will receive a portion of the investor fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

Deutsche Bank Securities

(Continued from previous page)

Offerings:	•
PowerShares DB Agriculture Double Short Exchange Traded Notes due April 1, 2038 (“Agriculture Double Short ETNs”)

The Agriculture Double Short ETNs offer investors exposure to two times the monthly inverse performance of the agriculture index, plus the monthly TBill index return, reduced by the investor fee.

•
PowerShares DB Agriculture Double Long Exchange Traded Notes due April 1, 2038 (“Agriculture Double Long ETNs”)

The Agriculture Double Long ETNs offer investors exposure to two times the monthly performance of the agriculture index, plus the monthly TBill index return, reduced by the investor fee.

•
PowerShares DB Agriculture Short Exchange Traded Notes due April 1, 2038 (“Agriculture Short ETNs”)
The Agriculture Short ETNs offer investors exposure to the monthly inverse performance of the agriculture index, plus the monthly TBill index return, reduced by the investor fee.

•
PowerShares DB Agriculture Long Exchange Traded Notes due April 1, 2038 (“Agriculture Long ETNs”)
The Agriculture Long ETNs offer investors exposure to the monthly performance of the agriculture index, plus the monthly TBill index return, reduced by the investor fee.

Initial Settlement Date:	April 17, 2008
Inception Date:	April 14, 2008
Denominations/Face Amount:
$25 per security. The securities have been and may be issued and sold over time at prices based on the indicative value of such securities at such times, which may be significantly higher or lower than the face amount.

Payment at Maturity:
If your securities have not previously been repurchased by Deutsche Bank at your election, at maturity, subject to the credit of the Issuer, you will receive a cash payment per security equal to:

Current principal amount × applicable index factor on the final valuation date
× fee factor on the final valuation date

If the applicable index factor is zero on any trading day, the repurchase value will equal zero, the securities will be accelerated and you will lose your entire investment in the securities.
Any payment at maturity is subject to our ability to pay our obligations as they become due.

Repurchase at Your Option:
You may offer a minimum of 200,000 securities or an integral multiple of 50,000 securities in excess thereof to Deutsche Bank for repurchase for an amount in cash equal to the repurchase value on the applicable valuation date.

DBSI may charge investors an additional fee of up to $0.03 for each security which is repurchased. See “Repurchase Procedures” below for additional requirements for offering your securities for repurchase.

Repurchase Procedures:
To effect a repurchase, you must irrevocably offer at least 200,000 securities (or an integral multiple of 50,000 securities in excess thereof) from a single offering to DBSI no later than 10:00 a.m., New York City time, on your desired valuation date, which must be no later than the final valuation date. The transaction will settle on the repurchase date, which will be the third business day following the applicable valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” If less than 200,000 securities of an offering are outstanding, you will not be able to avail yourself of the repurchase option.

Repurchase Value:	On each trading day, the repurchase value will be equal to:

Current principal amount × applicable index factor on the trading day
x fee factor on the trading day

If the applicable index factor is zero on any trading day, the repurchase value will equal zero, the relevant securities will be accelerated and you will lose your entire investment in the securities.

Deutsche Bank will publish the repurchase value for each offering of securities each trading day on the following Bloomberg pages:

Repurchase Value
Agriculture Double Short ETNs: “AGARP”
Agriculture Double Long ETNs: “DAGRP”
Agriculture Short ETNs: “ADZRP”
Agriculture Long ETNs: “AGFRP”

Intraday Indicative Value:	The intraday indicative value, which is meant to approximate the intrinsic economic value of the securities at any given time, will be equal to:
Current principal amount × applicable index factor calculated based on the level of the Index at such time × fee factor for the day on which such time occurs

The actual trading price of the securities in the secondary market may vary significantly from their indicative value. Investors are cautioned that paying a premium purchase price over the indicative value of the securities at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace.

Deutsche Bank will publish the intraday indicative value for each offering of securities every 15 seconds on the following Bloomberg pages:

Intraday Indicative Value
Agriculture Double Short ETNs: “AGAIV”
Agriculture Double Long ETNs: “DAGIV”
Agriculture Short ETNs: “ADZIV”
Agriculture Long ETNs: “AGFIV”

Index Factors:	•	Index factor for Agriculture Double Short ETNs = 1 + TBill index return – (2 × agriculture index return)
•	Index factor for Agriculture Double Long ETNs = 1 + TBill index return + (2 × agriculture index return)
•	Index factor for Agriculture Short ETNs = 1 + TBill index return – agriculture index return
•	Index factor for Agriculture Long ETNs = 1 + TBill index return + agriculture index return

Sub-Index Returns:	The agriculture index return will be calculated as follows: Agriculture index closing level – agriculture index monthly initial level Agriculture index monthly initial level

The TBill index return will be calculated as follows: TBill index closing level – TBill index monthly initial level TBill index monthly initial level

Acceleration Upon Zero Repurchase Value:
If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and holders will not receive any payment in respect of their investment.

Listing:
The securities in each offering are listed on NYSE Arca. To the extent there is an active secondary market in any of the securities, we expect that investors will purchase and sell such securities primarily in this secondary market. The ticker symbols for each offering are as follows:

•	Agriculture Double Short ETNs: “AGA”
•	Agriculture Double Long ETNs: “DAG”
•	Agriculture Short ETNs: “ADZ”
•	Agriculture Long ETNs: “AGF”

Current Principal Amount:
For the period from the inception date to April 30, 2008 (such period, the “initial calendar month”), the current principal amount equaled $25.00 per security. For each subsequent calendar month, the current principal amount for each security resets as follows on the monthly reset date:

New current principal amount = previous current principal amount × applicable index factor on the applicable monthly valuation date × fee factor on the applicable monthly valuation date

Agriculture Index Monthly Initial Level:
For the initial calendar month, the agriculture index monthly initial level equaled 131.645191, the agriculture index closing level on the inception date. For each subsequent calendar month, the agriculture index monthly initial level equals the agriculture index closing level as of the opening of trading on the monthly reset date for that calendar month.

Agriculture Index Closing Level:
The closing level of the agriculture index as reported on Bloomberg page “DBLCYEAG <Index>”, subject to the occurrence of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the agriculture index is published, the agriculture index closing level will equal such level on the immediately preceding trading day.

TBill Index Monthly Initial Level:
For the initial calendar month the TBill index monthly initial level equaled 234.218257, the TBill index closing level on the inception date. For each subsequent calendar month, the TBill index monthly initial level equals the TBill index closing level as of the opening of trading on the monthly reset date for that calendar month.

TBill Index Closing Level:	The closing level of the TBill index as reported on Bloomberg page “DBTRBL3M <Index>”.

Monthly Reset Date:	For each calendar month, the first calendar day of that month beginning on May 1, 2008 and ending on March 1, 2038.

Monthly Valuation Date:	For each monthly reset date, the last calendar day of the previous calendar month beginning on April 30, 2008 and ending on February 28, 2038.

Valuation Date:	In connection with a repurchase, the trading day on which you deliver an effective notice offering your securities for repurchase by Deutsche Bank.

Final Valuation Date:	March 29, 2038

Maturity Date:	April 1, 2038, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”

Trading Day:
A trading day is a day on which (i) the values of the sub-indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the agriculture index are traded, in each case as determined by Deutsche Bank, as calculation agent, in its sole discretion.

CUSIP Numbers:	•	Agriculture Double Short ETNs: 25154H 56 6
•	Agriculture Double Long ETNs: 25154H 55 8
•	Agriculture Short ETNs: 25154H 54 1
•	Agriculture Long ETNs: 25154H 53 3

Fee Factor:	On any given day, the fee factor will be calculated as follows: 1– [investor fee × day count fraction]

Investor Fee:	The investor fee is equal to 0.75% per annum, calculated daily and applied monthly to the current principal amount.

Day Count Fraction:
For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

Record Date:	The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this pricing supplement together with the prospectus dated September 28, 2012, as supplemented by the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) and any further supplements to these documents at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 28 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

SUMMARY

The following is a summary of the terms of the securities, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. References to the “prospectus” mean our accompanying prospectus, dated September 28, 2012, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated September 28, 2012, which supplements the prospectus, in each case as may be amended or supplemented from time to time.

We may, without your consent, create and issue securities in addition to those offered by this pricing supplement having the same terms and conditions as the securities. We may consolidate the additional securities to form a single class with the outstanding securities. However, we are under no obligation to sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time.

What are the securities and how do they work?

We are offering four separate Exchange Traded Notes:

•	PowerShares DB Agriculture Double Short Exchange Traded Notes due April 1, 2038 (“Agriculture Double Short ETNs”)

•	PowerShares DB Agriculture Double Long Exchange Traded Notes due April 1, 2038 (“Agriculture Double Long ETNs”)

•	PowerShares DB Agriculture Short Exchange Traded Notes due April 1, 2038 (“Agriculture Short ETNs”)

•	PowerShares DB Agriculture Long Exchange Traded Notes due April 1, 2038 (“Agriculture Long ETNs”)

We refer to each Exchange Traded Note as a security. Each of the four offerings of securities are senior unsecured obligations of Deutsche Bank, acting through its London branch. Investors can subscribe to any of the four offerings.

Each security being offered has separate terms and offers investors a different type of monthly exposure to a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™, which we refer to as the Index, subject to an investor fee. The securities do not guarantee any return of principal at maturity and do not pay any interest.

What is the Index?

For the Agriculture Double Short ETNs, the Index is obtained by combining two times the inverse returns on the Deutsche Bank Liquid Commodity Index – Optimum Yield AgricultureTM Excess Return (“agriculture index”) with the returns on the DB 3-Month T-Bill Index (“TBill index”).

For the Agriculture Double Long ETNs, the Index is obtained by combining two times the returns on the agriculture index with the returns on the TBill index.

For the Agriculture Short ETNs, the Index is obtained by combining the inverse returns on the agriculture index with the returns on the TBill index.

For the Agriculture Long ETNs, the Index is obtained by combining the returns on the agriculture index with the returns on the TBill index.

We refer to the TBill index and the agriculture index each as a “sub-index” and together as “sub-indices.”

The agriculture index is intended to reflect the price changes, positive or negative, in a basket of corn, soybeans, sugar and wheat futures.

The TBill index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

What exposure do the Agriculture Double Short ETNs offer?

The Agriculture Double Short ETNs offer investors two times leveraged exposure to the inverse monthly performance of the agriculture index, plus the monthly TBill index return, reduced by the investor fee.

If the agriculture index decreases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Agriculture Double Short ETNs will increase by two times the movement of the agriculture index, plus the monthly TBill index return. If the agriculture index increases over any calendar month (an “adverse monthly performance”), the return on the Index will decrease by two times the movement of the agriculture index, subject to the addition of the monthly TBill index return.

As described under “How is the payment at maturity or upon repurchase calculated?” below, the Agriculture Double Short ETNs will not offer investors two times leveraged exposure to the inverse performance of the agriculture index over an extended time period. While the Agriculture Double Short ETNs are linked to the performance of the agriculture index, the Agriculture Double Short ETNs do not track the linear inverse performance of the agriculture index because of the manner in which the index return is calculated. The leverage feature of the Agriculture Double Short ETNs, as well as the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the Agriculture Double Short ETNs over time to differ significantly from the point-to-point inverse performance of the agriculture index.

What exposure do the Agriculture Double Long ETNs offer?

The Agriculture Double Long ETNs offer investors two times leveraged exposure to the monthly performance of the agriculture index plus the monthly TBill index return, reduced by the investor fee.

If the agriculture index increases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Agriculture Double Long ETNs will increase by two times the movement of the agriculture index, plus the monthly TBill index return. If the agriculture index decreases over any calendar month (an “adverse monthly performance”), the return on the Index will decrease by two times the movement of the agriculture index, subject to the addition of the monthly TBill index return.

As described under “How is the payment at maturity or upon repurchase calculated?” below, the Agriculture Double Long ETNs will not offer investors two times leveraged exposure to the performance of the agriculture index over an extended time period. While the Agriculture Double Long ETNs are linked to the performance of the agriculture index, the Agriculture Double Long ETNs do not track the linear performance of the agriculture index because of the manner in which the index return is calculated. The leverage feature of the Agriculture Double Long ETNs, as well as the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the Agriculture Double Long ETNs over time to differ significantly from the point-to-point performance of the agriculture index.

What exposure do the Agriculture Short ETNs offer?

The Agriculture Short ETNs offer investors unleveraged exposure to the inverse monthly performance of the agriculture index plus the monthly TBill index return, reduced by the investor fee.

If the agriculture index decreases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Agriculture Short ETNs will increase by the movement of the agriculture index, plus the monthly TBill index return. If the agriculture index increases over any calendar month (an “adverse monthly performance”), the return on the Index will decrease by the movement of the agriculture index, subject to the addition of the monthly TBill index return.

What exposure do the Agriculture Long ETNs offer?

The Agriculture Long ETNs offer investors unleveraged exposure to the monthly performance of the agriculture index plus the monthly TBill index return, reduced by the investor fee.

If the agriculture index increases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Agriculture Double Long ETNs will increase by the movement of the agriculture index, plus the monthly TBill index return. If the agriculture index decreases over any calendar month (an “adverse monthly performance”), the return on the Index will decrease by the movement of the agriculture index, subject to the addition of the monthly TBill index return.

How is the payment at maturity or upon repurchase calculated?

At maturity or upon an earlier repurchase, subject to the credit of the Issuer, you will receive a payment per security which will reflect the month-over-month performance of the Index for the particular offering of securities, reduced by the investor fee. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Because the current principal amount is reset each month and is reduced by the investor fee, the securities do not offer a return based on the simple, point-to-point performance of the relevant Index from the inception date to the final valuation date or date of earlier repurchase. Instead, the amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the relevant Index during the term of the securities and will be reduced by the investor fee. Accordingly, even if over the term of the securities, the relevant Index has demonstrated an overall beneficial performance for your particular securities (i.e. the agriculture index decreases for the Agriculture Double Short ETNs and Agriculture Short ETNs and increases for the Agriculture Double Long ETNs and Agriculture Long ETNs), there is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. This is because the amount you receive at maturity (or upon an earlier repurchase) depends on how the Index has performed in each month prior to maturity (or repurchase) and consequently, how the current principal amount has been reset in each month. In particular, significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.

If the repurchase value for your securities decreases to zero on any trading day, the securities will accelerate on that day for an amount equal to the zero repurchase value and you will not receive any return of your investment.

At maturity, your payment per security, if any, will be calculated as:

Current principal amount × applicable index factor on the final valuation date × fee factor on the final valuation date where,

Current principal amount	=
For the period from the inception date to April 30, 2008 (the “initial calendar month”), the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount is reset as follows on the monthly reset date:

		New current principal amount	=	Previous current principal amount × applicable index factor on the applicable monthly valuation date × fee factor on the applicable monthly valuation date

Index factor	=
Index factor for Agriculture Double Short ETNs:

=1 + TBill index return – (2 × agriculture index return)

Index factor for Agriculture Double Long ETNs:

=1 + TBill index return + (2 × agriculture index return)

Index factor for Agriculture Short ETNs:

=1 + TBill index return - agriculture index return

Index factor for Agriculture Long ETNs:

=1 + TBill index return + agriculture index return

where,
	Agriculture index return	=	Agriculture index closing level – agriculture index monthly initial level Agriculture index monthly initial level

	TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level
Fee factor	=	On any given day, the fee factor will be calculated as follows: 1 – [investor fee × day count fraction]

where,

	Investor fee	=	0.75% per annum

	Day count fraction	=
For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

How and why is the current principal amount reset?

Initially, the current principal amount was equal to $25 per security. At the start of each subsequent calendar month, the current principal amount is reset by applying the index factor and the fee factor for the immediately preceding month to the previous current principal amount.

For example, if for May the current principal amount is $20 and the index factor on the monthly valuation date is equal to 0.90, the current principal amount for June will equal $17.99 ($20 times 0.90 times 0.999363 (representing the fees for May)). Subsequently, the index factor and fee factor for June will be applied to $17.99 to derive the current principal amount for July.

As reset on each monthly reset date, the current principal amount represents the amount for which Deutsche Bank would repurchase your securities if the valuation date for the repurchase were the monthly valuation date. During the month, the current principal amount will remain unchanged and the amount for which Deutsche Bank would repurchase your securities will depend upon the index factor on the applicable valuation date, the current principal amount and the fee factor as accrued to such valuation date.

The current principal amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the current principal amount is reduced by an adverse monthly performance, the index factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced current principal amount than if the current principal amount were not reduced. Equally, however, if the current principal amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly.

Resetting the current principal amount also means that the dollar amount which may be gained from any beneficial monthly performance will be contingent upon the current principal amount. If the current principal amount is above $25, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the current principal amount were reduced below $25. Conversely, as the current principal amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

The leverage feature of the Agriculture Double Long ETNs and the Agriculture Double Short ETNs, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of such securities to differ significantly from the point-to-point performance or inverse performance, as applicable, of the agriculture index. The Agriculture Double Long ETNs and the Agriculture Double Short ETNs are not designed to be long-term investments, may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged or inverse investment results by means of securities that reset their exposure monthly.

How are the fees calculated?

The fee factor is calculated daily based on a rate of 0.75% per annum and a day-count fraction measuring the number of days elapsed from and including the monthly reset date (or the inception date in the case of the first calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) within a 365 day year.

The fee factor is applied to the current principal amount when it is reset on each monthly reset date. Accordingly, the dollar amount of fees which will be deducted from the current principal amount will depend upon the performance of the index factor during the previous month and the number of days in that month.

If you offer your securities for repurchase by Deutsche Bank, the fee factor will be applied as accrued to the applicable valuation date from the immediately preceding monthly reset date. Similarly, at maturity, the amount you receive will be subject to the fee factor as accrued to the final valuation date from the immediately preceding monthly reset date.

Because the investor fee reduces the current principal amount each month and the amount of your return at maturity or upon repurchase by Deutsche Bank, the applicable index factor must increase by an amount sufficient to offset the investor fee applicable to your securities in order for you to receive at least your initial investment back at maturity or upon repurchase by Deutsche Bank. If the index factor decreases or does not increase sufficiently, you will receive less than your initial investment back at maturity or upon repurchase by Deutsche Bank. The applicable index factor will increase upon decreases of the agriculture index for the Agriculture Double Short ETNs and Agriculture Short ETNs and upon increases of the agriculture index for the Agriculture Double Long ETNs and Agriculture Long ETNs.

What indicative value of the securities will be published?

An intraday “indicative value” meant to approximate the intrinsic economic value of each of the offerings of the securities is published every 15 seconds on the following Bloomberg pages:

•	Agriculture Double Short ETNs: “AGAIV”

•	Agriculture Double Long ETNs: “DAGIV”

•	Agriculture Short ETNs: “ADZIV”

•	Agriculture Long ETNs: “AGFIV”

The actual trading prices of the securities may vary significantly from their indicative values.

Additionally, the calculation agent publishes the daily repurchase value for each offering of securities on the following Bloomberg pages:

•	Agriculture Double Short ETNs: “AGARP”

•	Agriculture Double Long ETNs: “DAGRP”

•	Agriculture Short ETNs: “ADZRP”

•	Agriculture Long ETNs: “AGFRP”

Investors are cautioned that paying a premium purchase price over the indicative value of the securities at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace.

On any trading day, the repurchase value will be calculated as follows:

Current principal amount × applicable index factor on the trading day × fee factor on the trading day

How do you offer your securities for repurchase by Deutsche Bank?

To effect a repurchase, you must irrevocably offer at least 200,000 securities (or an integral multiple of 50,000 securities in excess thereof) from a single offering to DBSI no later than 10:00 a.m., New York City time, on your desired valuation date, which must be no later than the final valuation date. The transaction will settle on the repurchase date, which will be the third business day following the valuation date.

If you wish to offer your securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•
your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 10:00 a.m., New York City time, on your desired valuation date. The applicable repurchase date will be three business days following the valuation date. You must offer at least 200,000 securities or an integral multiple of 50,000 securities in excess thereof for repurchase by Deutsche Bank on any repurchase date. You may not combine securities from separate offerings for the purpose of satisfying the minimum repurchase amount. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•
cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the repurchase date (the third business day following the valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events”).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 10:00 a.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any securities purchased by DBSI will remain outstanding. If less than 200,000 securities of an offering are outstanding, you will not be able to avail yourself of the repurchase option.

DBSI may charge a fee of up to $0.03 per security which is repurchased.

How do you sell your securities?

The securities are listed on NYSE Arca. To the extent there is an active secondary market in any of the securities, we expect that investors will purchase and sell such securities primarily in this secondary market. A trading market for your securities may not develop, however, and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. If the securities are delisted or if a sufficiently active secondary market in the securities does not develop, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so or at a price that reflects a liquid market in the securities.

Can the securities be accelerated?

If the repurchase value for your securities decreases to zero on any trading day, the securities will accelerate on that day for an amount equal to the zero repurchase value and you will not receive any return of your investment.

How do you determine the number of securities outstanding at any time?

The number of securities outstanding at any time for each offering is published on the following Bloomberg pages:

•	Agriculture Double Short ETNs: “AGASO”

•	Agriculture Double Long ETNs: “DAGSO”

•	Agriculture Short ETNs: “ADZSO”

•	Agriculture Long ETNs: “AGFSO”

What are the tax consequences of an investment in the securities?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following examples show how the securities would perform in hypothetical circumstances. These examples highlight the behavior of the securities in different circumstances, but they are not indicative of actual results. The figures in these examples have been rounded for convenience.

How the monthly performance of your securities affects the current principal amount

Assumptions:

Agriculture index monthly initial level: 100

TBill index monthly initial level: 100

Current principal amount: $25

Day count fraction: 30/365

Example 1: The agriculture index increases over the month

If, over the hypothetical calendar month, the agriculture index increases to 125 and the TBill index increases to 100.2 on the monthly valuation date, the current principal amount would be reset for the following calendar month as follows:

New current principal amount	=	Previous current principal amount × applicable index factor on the monthly valuation date × fee factor on the monthly valuation date

Using the assumed day count fraction above, the fee factor for all of the following examples would equal:

Fee factor	=	1 – (Investor fee × Day count fraction)

	=	1 – (0.0075 × (30/365))

	=	0.999383562

Agriculture Double Short ETNs:

For the Agriculture Double Short ETNs, the index factor would be calculated as follows:

Index factor	=	1	+	TBill index return – (2 × agriculture index return)

where,

Agriculture index return	=	Agriculture index closing level – agriculture index monthly initial level Agriculture index monthly initial level

	=	125 – 100 100

	=	0.25

TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

	=	100.2 – 100 100

	=	0.002

Index factor	=	1 + 0.002 – (2 × 0.25)

	=	0.502

Therefore, the new current principal amount for the Agriculture Double Short ETNs would equal:

New current principal amount	=	$25 × 0.502 × 0.999383562

	=	$12.54

As such, in this example, because the agriculture index increased over the calendar month, the current principal amount for the Agriculture Double Short ETNs decreased by twice the monthly increase in the agriculture index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Agriculture Double Long ETNs:

For the Agriculture Double Long ETNs, the index factor would be calculated as follows:

Index factor	=	1 + TBill index return + (2 × agriculture index return)

Using the values calculated above,

Index factor	=	1 + 0.002 + (2 × 0.25)

=	1.502

Therefore, the new current principal amount for the Agriculture Double Long ETNs would equal:

New current principal amount	=	$25 × 1.502 × 0.999383562
	=	$37.53

As such, in this example, because the agriculture index increased over the calendar month, the current principal amount for the Agriculture Double Long ETNs increased by twice the monthly increase in the agriculture index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Agriculture Short ETNs:

For the Agriculture Short ETNs, the index factor would be calculated as follows:

Index factor	=	1 + TBill index return – agriculture index return

Using the values calculated above,

Index factor	=	1 + 0.002 – 0.25

=	0.752

Therefore, the new current principal amount for the Agriculture Short ETNs would equal:

New current principal amount	=	$25 × 0.752 x 0.999383562

=	$18.79

As such, in this example, because the agriculture index increased over the calendar month, the current principal amount for the Agriculture Short ETNs decreased by the monthly increase in the agriculture index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Agriculture Long ETNs:

For the Agriculture Long ETNs, the index factor would be calculated as follows:

Index factor	=	1 + TBill index return + agriculture index return

Using the values calculated above,

Index factor	=	1 + 0.002 + 0.25

=	1.252

Therefore, the new current principal amount for the Agriculture Long ETNs would equal:

New current principal amount	=	$25 × 1.252 x 0.999383562

=	$31.28

As such, in this example, because the agriculture index increased over the calendar month, the current principal amount for the Agriculture Long ETNs increased by the monthly increase in the agriculture index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Example 2: The agriculture index decreases over the month

If, over the hypothetical calendar month, the agriculture index decreases to 75 and the TBill index increases to 100.2 on the monthly valuation date, the TBill index return would be the same as in example 1 and the agriculture index return would be calculated as follows:

Agriculture index return	=	Agriculture index closing level – agriculture index monthly initial level Agriculture index monthly initial level

	=	75 – 100 100

	=	– 0.25

Using these index returns, the current principal amount would be reset for the following calendar month for each of the four offerings as follows:

Agriculture Double Short ETNs:

Index factor	=	1 + 0.002 – (2 × – 0.25)

=	1.502

Therefore, the new current principal amount for the Agriculture Double Short ETNs would equal:

New current principal amount	=	$25 × 1.502 × 0.999383562

=	$37.53

As such, in this example, because the agriculture index decreased over the calendar month, the current principal amount for the Agriculture Double Short ETNs increased by twice the monthly decrease in the agriculture index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Agriculture Double Long ETNs:

Index factor	=	1 + 0.002 + (2 × – 0.25)

=	0.502

Therefore, the new current principal amount for the Agriculture Double Long ETNs would equal:

New current principal amount	=	$25 × 0.502 × 0.999383562

=	$12.54

As such, in this example, because the agriculture index decreased over the calendar month, the current principal amount for the Agriculture Double Long ETNs decreased by twice the monthly decrease in the agriculture index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Agriculture Short ETNs:

Index factor	=	1 + 0.002 – (– 0.25)

=	1.252

Therefore, the new current principal amount for the Agriculture Short ETNs would equal:

New current principal amount	=	$25 × 1.252 × 0.999383562

=	$31.28

As such, in this example, because the agriculture index decreased over the calendar month, the current principal amount for the Agriculture Short ETNs increased by the monthly decrease in the agriculture index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Agriculture Long ETNs:

Index factor	=	1 + 0.002 + (– 0.25)

=	0.752

Therefore, the new current principal amount for the Agriculture Long ETNs would equal:

New current principal amount	=	$25 × 0.752 × 0.999383562

=	$18.79

As such, in this example, because the agriculture index decreased over the calendar month, the current principal amount for the Agriculture Long ETNs decreased by the monthly decrease in the agriculture index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Hypothetical performance charts

The following charts set out a range of hypothetical monthly performances of the agriculture index and demonstrate how these performances impact the current principal amount for each of the four offerings (and ultimately the payment at maturity) and how the potential return on each of the four offerings relative to a hypothetical initial $25 investment will depend upon the historical levels of the current principal amount. The following charts are based on a hypothetical investment in the securities over a 12 calendar month period with an agriculture index monthly initial level of 100 on day one of the 12 calendar month period and an assumed constant TBill index return of 0.002 per month. The fee factor is assumed to be 0.999375 (representing 0.75% per annum divided by 12 months). The following examples are hypothetical only and are not indicative of actual results. The actual term of the securities is approximately 30 years. Over the term of the securities, the agriculture index and the TBill index may display greater variability than is depicted in the hypothetical performance charts below. This potential greater variability increases the chance of adverse monthly performances negatively impacting the current principal amount of the securities. The leverage feature of the Agriculture Double Long ETNs and the Agriculture Double Short ETNs, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of such securities to differ significantly from the point-to-point performance or inverse performance, as applicable, of the agriculture index. It is possible that you could lose your entire investment if your securities are exposed to severe or repeated adverse monthly performances. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Example 1 – The Agriculture Index Increases Each Month

Monthly Performance of Sub-Indices			Agriculture Double Short ETNs			Agriculture Double Long ETNs			Agriculture Short ETNs			Agriculture Long ETNs
Agriculture Index	Agri- culture Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100.0	—	—	—	—	$25.00	—	—	$25.00	—	—	$25.00	—	—	$25.00
102.5	0.0250	0.002	0.9520	$0.0149	$23.79	1.0520	$0.0164	$26.28	0.9770	$0.0153	$24.41	1.0270	$0.0160	$25.66
105.0	0.0244	0.002	0.9532	$0.0142	$22.66	1.0508	$0.0173	$27.60	0.9776	$0.0149	$23.85	1.0264	$0.0165	$26.32
107.5	0.0238	0.002	0.9544	$0.0135	$21.61	1.0496	$0.0181	$28.95	0.9782	$0.0146	$23.31	1.0258	$0.0169	$26.98
110.0	0.0233	0.002	0.9555	$0.0129	$20.64	1.0485	$0.0190	$30.34	0.9787	$0.0143	$22.80	1.0253	$0.0173	$27.65
112.5	0.0227	0.002	0.9565	$0.0123	$19.73	1.0475	$0.0199	$31.76	0.9793	$0.0140	$22.32	1.0247	$0.0177	$28.31
115.0	0.0222	0.002	0.9576	$0.0118	$18.88	1.0464	$0.0208	$33.21	0.9798	$0.0137	$21.85	1.0242	$0.0181	$28.98
117.5	0.0217	0.002	0.9585	$0.0113	$18.08	1.0455	$0.0217	$34.70	0.9803	$0.0134	$21.41	1.0237	$0.0185	$29.65
120.0	0.0213	0.002	0.9594	$0.0108	$17.34	1.0446	$0.0227	$36.22	0.9807	$0.0131	$20.98	1.0233	$0.0190	$30.32
122.5	0.0208	0.002	0.9603	$0.0104	$16.64	1.0437	$0.0236	$37.78	0.9812	$0.0129	$20.57	1.0228	$0.0194	$30.99
125.0	0.0204	0.002	0.9612	$0.0100	$15.99	1.0428	$0.0246	$39.38	0.9816	$0.0126	$20.18	1.0224	$0.0198	$31.67
127.5	0.0200	0.002	0.9620	$0.0096	$15.37	1.0420	$0.0256	$41.00	0.9820	$0.0124	$19.81	1.0220	$0.0202	$32.34
130.0	0.0196	0.002	0.9628	$0.0092	$14.79	1.0412	$0.0267	$42.67	0.9824	$0.0122	$19.45	1.0216	$0.0207	$33.02
Return on $25 investment after 12 months assuming the current principal amount were realized as the payment at maturity:					-40.85%	70.67%			-22.22%			32.09%

In this example, the agriculture index increases at a constant rate of 2.5% of its initial value each month. As such, the Agriculture Double Long ETNs and Agriculture Long ETNs demonstrate a positive return over the 12 month period and the Agriculture Double Short ETNs and Agriculture Short ETNs demonstrate a negative return over the 12 month period. This example demonstrates that because the index factors are assessed on monthly performances (i.e. the change from the level at the start of the month to the level at the end of the month), the monthly agriculture index return decreases over time as 2.5% of the initial value of 100 becomes a smaller percentage increase over the agriculture index level at the start of each month. The example also demonstrates how the losses on the Agriculture Double Short ETNs are significantly more than the losses on the Agriculture Short ETNs, and the gains on the Agriculture Double Long ETNs exceed the gains on the Agriculture Long ETNs, due to the effect of the leverage. However, because the current principal amount is reset each month, the Agriculture Double Short ETNs have not suffered a loss equal to two times the percentage increase in the agriculture index. Indeed, even though the Agriculture Double Long ETNs gained 70.67% based on a 30% increase in the agriculture index, the Agriculture Double Short ETNs lost only 40.85%. This is because as the current principal amount is written down by adverse monthly performances, it decreases so that any successive adverse monthly performances (expressed as a percentage) are applied to a smaller amount, resulting in smaller dollar losses even if the adverse monthly performances are constant.

Example 2 – The Agriculture Index Declines Each Month

Monthly Performance of Sub-Indices			Agriculture Double Short ETNs			Agriculture Double Long ETNs			Agriculture Short ETNs			Agriculture Long ETNs
Agriculture Index	Agri- culture Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100	—	—	—	—	$25.00	—	—	$25.00	—	—	$25.00	—	—	$25.00
97.5	-0.0250	0.002	1.0520	$0.0164	$26.28	0.9520	$0.0149	$23.79	1.0270	$0.0160	$25.66	0.9770	$0.0153	$24.41
95	-0.0256	0.002	1.0533	$0.0173	$27.67	0.9507	$0.0141	$22.60	1.0276	$0.0165	$26.35	0.9764	$0.0149	$23.82
92.5	-0.0263	0.002	1.0546	$0.0182	$29.16	0.9494	$0.0134	$21.44	1.0283	$0.0169	$27.08	0.9757	$0.0145	$23.22
90	-0.0270	0.002	1.0561	$0.0192	$30.78	0.9479	$0.0127	$20.31	1.0290	$0.0174	$27.85	0.9750	$0.0142	$22.63
87.5	-0.0278	0.002	1.0576	$0.0203	$32.53	0.9464	$0.0120	$19.21	1.0298	$0.0179	$28.66	0.9742	$0.0138	$22.03
85	-0.0286	0.002	1.0591	$0.0215	$34.43	0.9449	$0.0113	$18.14	1.0306	$0.0185	$29.52	0.9734	$0.0134	$21.43
82.5	-0.0294	0.002	1.0608	$0.0228	$36.50	0.9432	$0.0107	$17.10	1.0314	$0.0190	$30.43	0.9726	$0.0130	$20.83
80	-0.0303	0.002	1.0626	$0.0242	$38.76	0.9414	$0.0101	$16.09	1.0323	$0.0196	$31.39	0.9717	$0.0127	$20.23
77.5	-0.0313	0.002	1.0645	$0.0258	$41.23	0.9395	$0.0094	$15.11	1.0333	$0.0203	$32.41	0.9708	$0.0123	$19.63
75	-0.0323	0.002	1.0665	$0.0275	$43.95	0.9375	$0.0089	$14.15	1.0343	$0.0210	$33.50	0.9697	$0.0119	$19.02
72.5	-0.0333	0.002	1.0687	$0.0294	$46.94	0.9353	$0.0083	$13.23	1.0353	$0.0217	$34.67	0.9687	$0.0115	$18.41
70	-0.0345	0.002	1.0710	$0.0314	$50.24	0.9330	$0.0077	$12.33	1.0365	$0.0225	$35.91	0.9675	$0.0111	$17.80
Return on $25 investment after 12 months assuming the current principal amount were realized as the payment at maturity:					100.95%	-50.66%			43.63%			-28.79%

In this example, the agriculture index decreases at a constant rate of 2.5% of its initial value each month. As such, the Agriculture Double Short ETNs and Agriculture Short ETNs demonstrate a positive return over the 12 month period and the Agriculture Double Long ETNs and Agriculture Long ETNs demonstrate a negative return over the 12 month period. This example demonstrates that because the index factors are assessed on monthly performances (i.e. the change from the level at the start of the month to the level at the end of the month), the absolute value of the agriculture index return increases over time as 2.5% of the initial value of 100 becomes a larger percentage decrease from the agriculture index level at the start of each month. As such, while the Agriculture Double Short ETNs lost 40.85% of the initial $25 investment due to an increase of the agriculture index from 100 to 130 in example 1, in this example, the Agriculture Double Long ETNs lost 50.66% of the initial $25 investment due to an equivalent decrease of the agriculture index from 100 to 70.

Example 3 – The Agriculture Index Increases Some Months and Decreases in Others; all securities demonstrate a negative return

Monthly Performance of Sub-Indices			Agriculture Double Short ETNs			Agriculture Double Long ETNs			Agriculture Short ETNs			Agriculture Long ETNs
Agriculture Index	Agri- culture Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100	—	—	—	—	$25.00	—	—	$25.00	—	—	$25.00	—	—	$25.00
110	0.1000	0.002	0.8020	$0.0125	$20.04	1.2020	$0.0188	$30.03	0.9020	$0.0141	$22.54	1.1020	$0.0172	$27.53
120	0.0909	0.002	0.8202	$0.0103	$16.42	1.1838	$0.0222	$35.53	0.9111	$0.0128	$20.52	1.0929	$0.0188	$30.07
125	0.0417	0.002	0.9187	$0.0094	$15.08	1.0853	$0.0241	$38.54	0.9603	$0.0123	$19.69	1.0437	$0.0196	$31.37
120	-0.0400	0.002	1.0820	$0.0102	$16.31	0.9220	$0.0222	$35.51	1.0420	$0.0128	$20.51	0.9620	$0.0189	$30.15
115	-0.0417	0.002	1.0853	$0.0111	$17.69	0.9187	$0.0204	$32.60	1.0437	$0.0134	$21.39	0.9603	$0.0181	$28.94
110	-0.0435	0.002	1.0890	$0.0120	$19.25	0.9150	$0.0186	$29.81	1.0455	$0.0140	$22.35	0.9585	$0.0173	$27.72
100	-0.0909	0.002	1.1838	$0.0142	$22.77	0.8202	$0.0153	$24.44	1.0929	$0.0153	$24.41	0.9111	$0.0158	$25.24
95	-0.0500	0.002	1.1020	$0.0157	$25.08	0.9020	$0.0138	$22.03	1.0520	$0.0160	$25.66	0.9520	$0.0150	$24.02
90	-0.0526	0.002	1.1073	$0.0174	$27.75	0.8967	$0.0123	$19.74	1.0546	$0.0169	$27.05	0.9494	$0.0142	$22.79
93	0.0333	0.002	0.9353	$0.0162	$25.94	1.0687	$0.0132	$21.08	0.9687	$0.0164	$26.18	1.0353	$0.0147	$23.58
105	0.1290	0.002	0.7439	$0.0121	$19.28	1.2601	$0.0166	$26.55	0.8730	$0.0143	$22.84	1.1310	$0.0167	$26.65
97	-0.0762	0.002	1.1544	$0.0139	$22.25	0.8496	$0.0141	$22.54	1.0782	$0.0154	$24.61	0.9258	$0.0154	$24.66
Return on $25 investment after 12 months assuming the current principal amount were realized as the payment at maturity:					-11.01%	-9.83%			-1.54%			-1.38%

In this example, the agriculture index demonstrates both monthly increases and decreases over the 12 month period. Because the current principal amount is reset each month, these monthly increases and decreases affect the current principal amount in a different manner than if the current principal amount were adjusted by measuring the change in the agriculture index from its starting level of 100 to its ending level of 97. While this represents a 3% decrease in the value of the agriculture index over the 12 month period, all securities demonstrate a negative return on the $25 investment. For the Agriculture Double Long ETNs and Agriculture Long ETNs, this is because the agriculture index had months of depreciation which decreased the current principal amount despite prior months of appreciation. Conversely, the Agriculture Double Short ETNs and Agriculture Short ETNs have provided a negative return because the months of depreciation were insufficient to offset the prior months of appreciation in the agriculture index level. The Agriculture Short ETNs displayed a smaller loss on the initial $25 investment than the Agriculture Double Short ETNs because the lack of leverage meant that the Agriculture Short ETNs lost less value than the Agriculture Double Short ETNs in the months in which the agriculture index appreciated. Similarly, the Agriculture Long ETNs displayed a smaller loss than the Agriculture Double Long ETNs, because the Agriculture Long ETNs lost less value in the months in which the agriculture index depreciated.

Example 4 – The Agriculture Index Increases Some Months and Decreases in Others; all securities demonstrate a positive return

Monthly Performance of Sub-Indices			Agriculture Double Short ETNs			Agriculture Double Long ETNs			Agriculture Short ETNs			Agriculture Long ETNs
Agriculture Index	Agri- culture Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100	—	—	—	—	$25.00	—	—	$25.00	—	—	$25.00	—	—	$25.00
101	0.0100	0.002	0.9820	$0.0153	$24.53	1.0220	$0.0160	$25.53	0.9920	$0.0155	$24.78	1.0120	$0.0158	$25.28
100	-0.0099	0.002	1.0218	$0.0157	$25.05	0.9822	$0.0157	$25.06	1.0119	$0.0157	$25.06	0.9921	$0.0157	$25.07
99	-0.0100	0.002	1.0220	$0.0160	$25.59	0.9820	$0.0154	$24.60	1.0120	$0.0159	$25.35	0.9920	$0.0155	$24.85
100	0.0101	0.002	0.9818	$0.0157	$25.11	1.0222	$0.0157	$25.13	0.9919	$0.0157	$25.13	1.0121	$0.0157	$25.14
101	0.0100	0.002	0.9820	$0.0154	$24.64	1.0220	$0.0161	$25.66	0.9920	$0.0156	$24.91	1.0120	$0.0159	$25.42
99	-0.0198	0.002	1.0416	$0.0160	$25.65	0.9624	$0.0154	$24.68	1.0218	$0.0159	$25.44	0.9822	$0.0156	$24.96
98	-0.0101	0.002	1.0222	$0.0164	$26.20	0.9818	$0.0151	$24.22	1.0121	$0.0161	$25.73	0.9919	$0.0155	$24.74
99	0.0102	0.002	0.9816	$0.0161	$25.70	1.0224	$0.0155	$24.75	0.9918	$0.0159	$25.50	1.0122	$0.0156	$25.02
100	0.0101	0.002	0.9818	$0.0158	$25.22	1.0222	$0.0158	$25.28	0.9919	$0.0158	$25.28	1.0121	$0.0158	$25.31
101	0.0100	0.002	0.9820	$0.0155	$24.75	1.0220	$0.0161	$25.82	0.9920	$0.0157	$25.06	1.0120	$0.0160	$25.60
100	-0.0099	0.002	1.0218	$0.0158	$25.27	0.9822	$0.0159	$25.34	1.0119	$0.0159	$25.35	0.9921	$0.0159	$25.38
99.9	-0.0010	0.002	1.0040	$0.0159	$25.36	1.0000	$0.0158	$25.33	1.0030	$0.0159	$25.41	1.0010	$0.0159	$25.39
Return on $25 investment after 12 months assuming the current principal amount were realized as the payment at maturity:					1.44%	1.32%			1.62%			1.56%

As in example 3, in this example, the agriculture index demonstrates both monthly increases and decreases over the 12 month period. While there was a marginal decrease in the value of the agriculture index over the 12 month period, both the long and short securities demonstrate a positive return on the $25 investment. For the Agriculture Double Long ETNs and Agriculture Long ETNs, this is because the agriculture index had months of appreciation which increased the current principal amount despite subsequent months of depreciation and minimal appreciation. Conversely, the Agriculture Double Short ETNs and Agriculture Short ETNs have provided a positive return because even though the agriculture index increased in certain months, the months of depreciation in the agriculture index level allowed the current principal amount to increase. The Agriculture Short ETNs displayed a greater return on the initial $25 investment than the Agriculture Double Short ETNs despite the lack of leverage because the Agriculture Short ETNs lost less value than the Agriculture Double Short ETN in the months in which the agriculture index appreciated. Similarly, the Agriculture Long ETNs displayed a greater return than the Agriculture Double Long ETNs because the Agriculture Long ETNs lost less value than the Agriculture Double Long ETNs in the months in which the agriculture index depreciated.

Example 5 – The Agriculture Index Increases Some Months and Decreases in Others; the leveraged securities demonstrate a negative return

Monthly Performance of Sub-Indices			Agriculture Double Short ETNs			Agriculture Double Long ETNs			Agriculture Short ETNs			Agriculture Long ETNs
Agriculture Index	Agri- culture Index Return	TBill Index Return	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount	Index Factor	Fees	Current Principal Amount
100	—	—	—	—	$25.00	—	—	$25.00	—	—	$25.00	—	—	$25.00
75	-0.2500	0.002	1.5020	$0.0235	$37.53	0.5020	$0.0078	$12.54	1.2520	$0.0196	$31.28	0.7520	$0.0117	$18.79
110	0.4667	0.002	0.0687	$0.0016	$ 2.58	1.9353	$0.0152	$24.26	0.5353	$0.0105	$16.73	1.4687	$0.0172	$27.58
115	0.0455	0.002	0.9111	$0.0015	$ 2.34	1.0929	$0.0166	$26.50	0.9565	$0.0100	$16.00	1.0475	$0.0181	$28.87
85	-0.2609	0.002	1.5237	$0.0022	$ 3.57	0.4803	$0.0080	$12.72	1.2629	$0.0126	$20.19	0.7411	$0.0134	$21.38
78	-0.0824	0.002	1.1667	$0.0026	$ 4.16	0.8373	$0.0067	$10.64	1.0844	$0.0137	$21.88	0.9196	$0.0123	$19.65
76	-0.0256	0.002	1.0533	$0.0027	$ 4.38	0.9507	$0.0063	$10.11	1.0276	$0.0141	$22.47	0.9764	$0.0120	$19.17
72	-0.0526	0.002	1.1073	$0.0030	$ 4.85	0.8967	$0.0057	$ 9.06	1.0546	$0.0148	$23.68	0.9494	$0.0114	$18.19
59	-0.1806	0.002	1.3631	$0.0041	$ 6.61	0.6409	$0.0036	$ 5.80	1.1826	$0.0175	$27.99	0.8214	$0.0093	$14.93
55	-0.0678	0.002	1.1376	$0.0047	$ 7.51	0.8664	$0.0031	$ 5.02	1.0698	$0.0187	$29.92	0.9342	$0.0087	$13.94
40	-0.2727	0.002	1.5475	$0.0073	$11.61	0.4565	$0.0014	$ 2.29	1.2747	$0.0238	$38.12	0.7293	$0.0064	$10.16
15	-0.6250	0.002	2.2520	$0.0163	$26.14	0.2480	$0.0000	$ 0.00	1.6270	$0.0388	$61.98	0.3770	$0.0024	$ 3.83
20	0.3333	0.002	0.3353	$0.0055	$ 8.76	1.6687	$0.0000	N/A	0.6687	$0.0259	$41.42	1.3353	$0.0032	$ 5.11
Return onn $25 investment after 12 months assuming the current principal amount were realized as the payment at maturity:					-64.96%	-100%			65.69%			-79.56%

As in example 3 and example 4, in this example the agriculture index demonstrates both monthly increases and decreases over the 12 month period. However, in this example the Agriculture Double Long ETNs have lost the entire initial investment of $25 due to overall adverse monthly performances. This demonstrates that once the repurchase value equals zero, the securities will accelerate for the amount equal to the zero repurchase value and the investor will not receive any further return on their investment. As such, even though the agriculture index increased in the last month of the example, the current principal amount for the Agriculture Double Long ETNs did not benefit from the increase in the agriculture index as the securities had accelerated. The Agriculture Long ETNs did benefit from the increase in the last month, since the securities did not accelerate; however, they lost most of their value due to the significant decline in the agriculture index over the 12 month period. The example also demonstrates that despite the agriculture index generally trending down over the 12 month period, the Agriculture Double Short ETNs lost a considerable amount due to the marked increase in the agriculture index from month 2 to month 3 (75 to 110) and finished the 12 month period with a net loss as the subsequent beneficial monthly performances (i.e. declines in the agriculture index) were insufficient to restore that initial loss. In contrast, the Agriculture Short ETNs demonstrated a positive return over the 12 month period as the lack of leverage meant that they did not suffer from the marked increase in the agriculture index to the same degree as the Agriculture Double Short ETNs.

Historical Information

The graphs below show the historical performance of the four securities being offered for the period from April 14, 2008, the inception date, to September 7, 2012, the historical performance of the agriculture index for the period from September 17, 2007 to September 17, 2012 and the historical performance of the TBill index for the period from February 27, 2008 to September 7, 2012. Historical performance of the securities, the agriculture index or the TBill index is not indicative of future performance of the relevant sub-index or your investment in the securities. Publication of the agriculture index began in January 2007 and publication of the TBill index began on February 27, 2008. After the close of trading on February 16, 2012, the underlying futures contract on wheat included in the agriculture index was replaced by the Deutsche Bank Liquid Commodity Index – Optimum Yield Wheat Basket Index USD Excess Return, which tracks a basket of three futures contracts on wheat, as more fully described below under “The Indices.” The securities do not guarantee any return of, or on, your initial investment. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Closing Level
160
140
120
100
80
60
40
20
0
Sep-07
Jan-08
May-08
Sep-08
Jan-09
May-09
Sep-09
Jan-10
May-10
Sep-10
Jan-11
May-11
Sep-11
Jan-12
May-12
Sep-12

Historical Performance from February 27, 2008 to September 7, 2012 of the TBill Index

Closing Level
240
235
230
225
February 27, 2008
June 27, 2008
October 27, 2008
February 27, 2009
June 27, 2009
October 27, 2009
February 27, 2010
June 27, 2010
October 27, 2010
February 27, 2011
June 27, 2011
October 27, 2011
February 27, 2012
June 27, 2012

RISK FACTORS

The securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch. The securities are riskier than ordinary unsecured debt securities and do not guarantee a return of principal or pay any interest. The Agriculture Double Long ETNs and the Agriculture Double Short ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged or inverse investment results by means of securities that reset their exposure monthly. Investing in the securities is not equivalent to investing directly in the underlying commodities or the underlying futures contracts.

This section describes the most significant risks relating to an investment in the securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement before investing in the securities.

The principal of your securities is not protected and you may lose all or a significant portion of your investment in the securities

The principal of your securities is not protected. Our cash payment, if any, on your securities on the maturity date or a repurchase date will be based on the month-over-month performance of the index factor prior to the maturity date or repurchase date, reduced by the investor fee. You may lose all or a significant amount of your investment in the securities if there are repeated or severe adverse monthly performances in the Index. In particular, if the index factor applicable to your securities is zero on any trading day, the repurchase value of your securities will be zero, your securities will be accelerated and you will lose your entire investment in the securities.

The Agriculture Double Short ETNs and the Agriculture Double Long ETNs are not designed to be long –term investments

Each of the Agriculture Double Short ETNs and the Agriculture Double Long ETNs offers investors exposure to the month-over-month performance of its respective Index measured from the first calendar day to the last calendar day of each month. Therefore, the Agriculture Double Short ETNs and the Agriculture Double Long ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged or inverse investment results by means of securities that reset their exposure monthly. On a month-to-month basis, the performance of the Agriculture Double Long ETNs and the Agriculture Double Short ETNs will be positively affected by two times any favorable performance and negatively affected by two times any adverse performance of the agriculture index. This leverage feature of the Agriculture Double Long ETNs and the Agriculture Double Short ETNs, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of such securities to differ significantly from the point-to-point performance or inverse performance, as applicable, of the agriculture index. A favorable performance of the agriculture index means the agriculture index has, in the case of the Agriculture Double Long ETNs, increased or, in the case of the Agriculture Double Short ETNs, decreased from its monthly initial level, and an adverse performance of the agriculture index means the agriculture index has, in the case of the Agriculture Double Long ETNs, decreased or, in the case of the Agriculture Double Short ETNs, increased from its monthly initial level. For example, if over six months the agriculture index appreciated 10%, the repurchase value of the Agriculture Double Long ETNs (including 2x leverage) will not have appreciated 20% and the repurchase value of the Agriculture Double Short ETNs (including 2x leverage) will not have depreciated 20%. Rather, the repurchase value will depend on the month-over-month performances of the relevant Index. Furthermore, more volatile month-over-month performances of the agriculture index will magnify the divergence of the return on the securities from the performance or inverse performance, as applicable, of the agriculture index. As a result, you should consider your investment horizon as well as your potential trading costs when evaluating an investment in the securities and you should regularly monitor your holdings of the securities to ensure that they remain consistent with your investment strategies.

Any payment on the securities is subject to our ability to pay our obligations as they become due

The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness will affect the market value of the securities and in the event we were to default on our obligations you may not receive any amount owed to you under the terms of the securities.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Even if the agriculture index and TBill index at maturity or upon repurchase by Deutsche Bank have moved beneficially relative to their levels at the time you purchased the securities, you may receive less than your initial investment in the securities

Because the return on your securities at maturity or upon repurchase is dependent upon the month-over-month performance of the Index prior to the maturity date or repurchase date, reduced by the investor fee, even if the agriculture index and the TBill index at maturity or upon repurchase have moved beneficially relative to their levels at the time you purchased the securities, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The month-over-month performance of the sub-indices as reflected in the applicable index factor will need to offset the impact of the investor fee each month for the current principal amount to increase. Further, even if at maturity or upon a repurchase the agriculture index and TBill index have moved beneficially relative to their levels at the time you purchased the securities, this may not be enough to offset prior months of adverse monthly performance which could have reduced the current principal amount below its value at the time you purchased the securities. Similarly, any beneficial movement of the sub-indices during a month will not be reflected in the current principal amount unless the beneficial movement applies at the end of the month (except to the extent that the repurchase value reflects intra-month beneficial movements in the applicable index factor).

If you invest in the Agriculture Double Short ETNs or the Agriculture Double Long ETNs, any adverse monthly performance will be leveraged, meaning you will lose an amount from your current principal amount at a rate of 2% for every 1% of adverse performance of the agriculture index (subject to any positive return on the TBill index and the application of the fee factor)

If you invest in the Agriculture Double Short ETNs or the Agriculture Double Long ETNs, you are exposed to the risk that adverse monthly performances of the agriculture index will be leveraged. This means that if the agriculture index experiences an adverse monthly performance, your current principal amount will be reduced by an amount equal to 2% for every 1% of adverse performance, subject to any positive return on the TBill index and the application of the fee factor. While the monthly reset of the current principal amount is designed to reduce the effect of the leverage on any adverse performance over time, it does not mitigate the effect of the leverage on any single month’s adverse performance.

If the current principal amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the current principal amount than if the current principal amount remained constant

If the current principal amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the current principal amount were maintained at a constant level. This means that if you invest in the Agriculture Double Short ETNs or the Agriculture Double Long ETNs, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the agriculture index. Similarly, if you invest in the Agriculture Short ETNs or Agriculture Long ETNs, you could lose more than 1% of your initial investment for each 1% of adverse monthly performance.

If the current principal amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the current principal amount than if the current principal amount remained constant

If the current principal amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the applicable index factor will be applied to a smaller current principal amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the current principal amount were maintained at a constant level. This means that if the current principal amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the current principal amount were maintained at a constant level. Further, if you invest in the Agriculture Double Short ETNs or the Agriculture Double Long ETNs, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

Increased volatility in the agriculture index could adversely affect the performance of the securities

The securities are linked to the month-to-month performance or inverse performance, as applicable, of the agriculture index. Because of the monthly reset feature, increased volatility in the agriculture index is likely to have a negative effect on the value of the securities. Favorable performance of the agriculture index during one month will not necessarily offset adverse performance in a different month, and the principal amount of the securities could decrease, perhaps significantly, even if the level of the agriculture index ultimately moves favorably or remains the same. The securities are not designed to be long-term investments.

It is possible that your securities will be accelerated and your investment will be lost before the scheduled maturity of the securities

Because the current principal amount is reset each month, adverse monthly performances will be reflected in the current principal amount each month rather than only upon repurchase or at maturity. If there are severe or repeated adverse monthly performances during the term of the securities, the repurchase value on any trading day could be reduced to zero. If this occurs, the securities will automatically accelerate for an amount equal to the zero repurchase value and you will not receive any return of your investment.

There are restrictions on the minimum number of securities you may offer to Deutsche Bank for repurchase

You must offer at least 200,000 securities from a single offering to Deutsche Bank for repurchase at one time on any repurchase date and multiples of 50,000 securities in excess thereof. The minimum repurchase amount of 200,000 securities and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause Deutsche Bank to repurchase your securities. For the purpose of satisfying the minimum repurchase amount, you cannot combine securities from separate offerings. See “Specific Terms of the Securities – Repurchase Procedures” for more information.

If you wish to offer more than 200,000 securities for repurchase by Deutsche Bank, you must do so in increments of 50,000 securities. For example, if you hold 273,000 securities from one offering, you may offer 200,000 or 250,000 securities for repurchase. However, you may not individually offer the entire amount of your holdings because 273,000 is not an integral multiple of 50,000. If you choose to offer 200,000 or 250,000 securities for repurchase, you will not be able to offer your remaining securities, 73,000 securities in the prior case or 23,000 securities in the latter case, for repurchase.

A fee of up to $0.03 per security may be charged upon a repurchase

DBSI may charge a fee of up to $0.03 per security upon any repurchase. The imposition of this fee will mean that you will not receive the full amount of the repurchase value upon a repurchase.

You may not be able to offer your securities for repurchase because there may be less than 200,000 securities outstanding at any time

At least 200,000 securities are required to make an offer to us for the repurchase of securities. Accordingly, if less than 200,000 securities of an offering are outstanding, you will not be able to avail yourself of the repurchase mechanic. Even if more than 200,000 securities of a particular offering have been issued, the number of securities outstanding at any one time may be less than 200,000 due to prior repurchases by us of securities.

The market value of the securities may be influenced by many unpredictable factors

The market value of your securities may fluctuate between the date you purchase them and the applicable valuation date or the final valuation date. You may also sustain a significant loss if you sell the securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the securities. We expect that generally the level of the sub-indices will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include:

•
the level of the agriculture index, which will in turn be affected by interest rates; domestic and foreign economic and political conditions generally; monetary policies of the Federal Reserve Board; inflation and expectations concerning inflation; and the commodity markets (in particular, the market for futures contracts on corn, soybeans, sugar and wheat), which may fluctuate rapidly based on numerous factors including changes in supply and demand relationships, weather, agricultural, trade, fiscal, monetary and exchange control programs, and geopolitical and economic events, including wars, acts of terrorism and natural disasters;

•
the value of the TBill index, which will in turn be affected by, among other things, government fiscal policy and monetary policies of the Federal Reserve Board; inflation and expectations concerning inflation; and supply and demand for Treasury bills;

•	the volatility of each component of the sub-indices;

•	the time remaining to the maturity of the securities;

•
supply and demand for the securities, including inventory positions with any market maker or possible shortages in the event we decide to suspend or permanently discontinue issuances of the securities;

•	geopolitical conditions and other economic, financial, political, regulatory or judicial events that affect the levels of the sub-indices;

•	the prevailing interest rates and yields in the market generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

These factors interrelate in complex ways, and the effect of one factor on the market value of your securities may offset or enhance the effect of another factor.

The prices of the commodities reflected in the agriculture index are affected by numerous factors

Changes in supply and demand can cause significant movements in the prices of corn, soybeans, sugar and wheat. In addition, corn, soybean, sugar and wheat prices tend to be exposed to the risk of fluctuations in currency exchange rates and volatility from speculative activities. There are other products that can serve as substitutes for corn, soybeans, sugar and wheat in their common uses, and changes in the availability or price of such substitute products are difficult to predict and can have a dramatic impact on the prices of the underlying commodities. Corn, soybean, sugar and wheat prices are affected by weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs. In addition, there are many risks specific to the individual commodities.

Corn is primarily used as a livestock feed but is also processed into food and industrial products, including starches, sweeteners, corn oil, beverage and industrial alcohol, and fuel ethanol. Demand for corn is influenced by a variety of factors including the level of global livestock production, the level of human consumption of corn and corn-derived products and, in the case of demand for production into ethanol, demand for corn as the basis for ethanol. The supply of corn is dominated by the United States, China, Central and South America and the European Union.

Soy biodiesel, animal agriculture, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. The United States, Argentina and Brazil are the three biggest suppliers of soybean crops.

Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol. Global demand for sugar is influenced by the level of human consumption of sweetened food–stuffs and beverages and to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol. The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption. The price of sugar is, therefore, especially sensitive to political or economic changes that affect these countries.

Global supply of and demand for wheat are generally driven by global grain production, population growth and economic activity. Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains.

The prices of the commodities reflected in the agriculture index are subject to emerging markets’ political and economic risks

Corn, soybeans, sugar and wheat may be produced in emerging market countries which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability may significantly impact the level of the agriculture index and, consequently, adversely affect the return on your investment.

The effects of any future regulatory change on the value of the securities is impossible to predict, but could be substantial and adverse to the interests of holders of the securities

Futures contracts and options on futures contracts markets, including those future contracts related to the commodities included in the agriculture index, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission (the “CFTC”) and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the securities is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in futures contracts on a commodity based index, options on such futures contracts and swaps that are economically equivalent to such contracts. On October 18, 2011, the CFTC adopted limits that will apply to a person’s combined futures, options and swaps position in any one of 28 physical commodities and economically equivalent futures, options and swaps. The limits apply across affiliated and controlled entities and accounts and do not provide an exemption for financial hedging. These limits will be phased in generally beginning in 2012. As a result, we may decide, or be forced, to sell a portion, possibly a substantial portion, of our hedge position in the relevant futures contracts underlying the agriculture index. Other market participants are subject to the same regulatory issues and may decide, or be required to, sell their positions in such underlying futures contracts. While the effect of these or other regulatory developments are difficult to predict, if such broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of such underlying futures contracts and possibly, the value of the securities.

The securities are not regulated by the Commodity Futures Trading Commission

The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the securities thus neither constitutes an investment in futures contracts, options on futures contracts nor a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase the securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Historical levels of the sub-indices should not be taken as an indication of the future performance of the Index during the term of the securities

The actual performance of the sub-indices over each month during the term of the securities, as well as the amount payable at maturity or upon repurchase by Deutsche Bank, may bear little relation to the historical calculations of the sub-indices. Publication of the agriculture index began in January 2007 with a base date of December 2, 1988 and publication of the TBill index began on February 27, 2008 with a base date of November 22, 1998.

The index sponsor may adjust the sub-indices in ways that affect the level of the sub-indices, and the index sponsor has no obligation to consider your interests

Deutsche Bank, as index sponsor, determines the composition of the sub-indices and can add to, delete or substitute the components currently comprising the sub-indices or make other changes that could change the levels of the sub-indices. Additionally, the index sponsor may alter, discontinue or suspend a sub-index. Any of these actions could adversely affect the value of the securities. The index sponsor has no obligation to consider your interests in revising a sub-index.

Your return will not reflect the return on a direct investment in any of the underlying commodities

The return on your securities will not match the return you would have received had you invested directly in corn, soybeans, sugar or wheat. In particular, an investment in the securities is reduced by the investor fee which reduces the amount of your return at maturity or upon repurchase of the securities by Deutsche Bank and the monthly reset of the current principal amount.

The securities may not be a suitable investment for you

The securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the levels of the sub-indices; you seek a guaranteed return of principal; you believe the applicable index factor will perform adversely or insufficiently beneficially to offset the impact of the investor fee during the term of the securities; you seek an investment which measures the simple performance of the underlying commodities over a period equivalent to the term of the securities, rather than its month-over-month performance; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

Changes in our credit ratings may affect the market value of your securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your securities. However, because the return on your securities is dependent upon certain factors in addition to our ability to pay our obligations on your securities, an improvement in our credit ratings will not reduce the other investment risks related to your securities or increase the market value of your securities.

You will not receive interest payments on the securities or have rights in the sub-index components

You will not receive any periodic interest payments on the securities. As an owner of the securities, you will not have rights that investors in the components of the agriculture index or TBill index may have. You will receive cash for your securities, if any, and you will have no right to receive delivery of any of the components of the agriculture index or TBill index.

There may not be an active trading market in the securities; sales in the secondary market may result in significant losses

Although the securities are listed on NYSE Arca, there may not be an active trading market for your securities. Even if there is a secondary market, it may not be liquid and may not continue for the term of the securities. No assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange and we may elect to terminate any such listing at our discretion. If the securities are delisted or if a sufficiently active secondary market in the securities does not develop, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so or at a price that reflects a liquid market in the securities. In addition, you may be unable to exercise the repurchase option if there is not enough liquidity in the securities to allow you to purchase additional securities to meet the requirement of holding a minimum of 200,000 securities in order to make an offer to us for the repurchase of your securities.

Higher futures prices of the commodities underlying the agriculture index relative to their current prices may decrease the amount payable at maturity

The agriculture index is composed of futures contracts on corn, soybeans, sugar and wheat. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contract on a particular underlying commodity approaches expiration, it is replaced by a contract on the same commodity that has a later expiration. This process is referred to as “rolling.” Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in a later month. The new contract is chosen using an “Optimum Yield” method. See “The Indices – The Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™ Excess Return” below. If the market for this contract is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the new contract, thereby creating a positive “roll yield.” While some commodity futures contracts display consistent periods of backwardation, corn, soybeans, sugar and wheat have historically traded in “contango” markets. However, the current and continued presence of contangoed markets for these commodities is not assured or certain. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the markets for the underlying commodities could result in negative “roll yields,” which could adversely affect the value of the agriculture index and, accordingly, affect the amount payable to you at maturity or upon a repurchase. To the extent that the Optimum Yield rolling methodology effectively minimizes contango and maximizes backwardation, it will increase the level of the agriculture index, which will have an adverse effect on the values of the Agriculture Double Short ETNs and the Agriculture Short ETNs.

Suspension or disruptions of market trading in the underlying commodities and related futures may adversely affect the value of your securities

Commodity futures markets, such as the markets on which the futures contracts underlying the agriculture index are traded, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could affect the value of the agriculture index and therefore could adversely affect the value of your securities.

Postponement of a valuation date may result in a reduced amount payable at maturity or upon earlier repurchase

As the payment at maturity or upon earlier repurchase is a function of, among other things, the applicable daily index factor on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable daily index factor and, accordingly, decrease the payment you receive at maturity or upon earlier repurchase.

Concentration risks associated with the Index may adversely affect the value of your securities

The agriculture index is comprised of futures contracts on four agricultural commodities (corn, soybeans, sugar and wheat) and is less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware that other commodities indices may be more diversified than the agriculture index in terms of both the number and variety of futures contracts on commodities. Because your investment in the securities is highly concentrated in a single sector, you will not benefit, with respect to the securities, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

The correlation among the futures contracts underlying the agriculture index could change unpredictably

Correlation is the extent to which the values of the underlying commodity futures contracts increase or decrease to the same degree at the same time. A change in the correlation among the underlying futures contracts could cause an adverse movement in the level of the agriculture index and the value of the securities.

The return on your investment could be significantly less than the return on any individual underlying commodity

The return on your investment in the securities could be less than the return on an alternative investment with similar risk characteristics, even if some of the commodity futures contracts included in the agriculture index have generated significant returns. The prices of such futures contracts may move in different directions at different times compared to each other, and underperformance by one or more contract included in the agriculture index will adversely affect the agriculture index’s performance.

Trading by Deutsche Bank and other transactions by Deutsche Bank and/or its affiliates in instruments linked to the sub-indices or index components may impair the market value of the securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we have entered into and expect to continue to enter into additional transactions to hedge our obligations under the securities. Such transactions may involve purchases of the futures contracts underlying the agriculture index, options on the agriculture index, or other derivative instruments with returns linked to the performance of the sub-indices or their components and we may adjust our hedge positions by, among other things, purchasing or selling any of the foregoing. Although they are not intended to, any of these hedging activities may affect the market price of the futures contracts underlying the agriculture index and the levels of the sub-indices and, therefore, the market value of the securities. It is possible that our hedging activities could produce substantial returns for us even though the market value of the securities declines.

We may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we could adversely affect the market value of the securities.

With respect to any of the activities described above, we have no obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

Any of the foregoing activities described above may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investing strategies relating to the securities.

The liquidity of the market for the securities may vary materially over time

As of September 7, 2012, there were approximately 366,000 Agriculture Double Short ETNs, 4,500,000 Agriculture Double Long ETNs, 78,000 Agriculture Short ETNs and 587,000 Agriculture Long ETNs outstanding. Additional securities may be offered and sold from time to time through DBSI, acting as our agent. Also, the number of securities outstanding could be reduced at any time due to repurchases of the securities by Deutsche Bank as described in this pricing supplement. Accordingly, the liquidity of the market for the securities could vary materially over the term of the securities. While you may elect to offer your securities for repurchase by Deutsche Bank prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least 200,000 securities per offering or an integral multiple of 50,000 securities in excess thereof to Deutsche Bank at one time for repurchase on any repurchase date.

The intraday indicative value is not the same as the trading price of the securities in the secondary market

The intraday indicative value of the securities is not the same as the trading price of such securities in the secondary market. An intraday indicative value is meant to approximate the intrinsic economic value of the securities at any given time. On each trading day, the calculation agent will publish the intraday indicative value for each offering of securities every 15 seconds under the Bloomberg symbols AGAIV, DAGIV, ADZIV and AGFIV. In addition, the calculation agent will publish the daily repurchase value for each offering of securities under the Bloomberg symbols AGARP, DAGRP, ADZRP and AGFRP.

The trading price of the securities at any time is the price that you may be able to sell or purchase the securities in the secondary market at such time, if one exists. The trading price of the securities at any time may vary significantly from the intraday indicative value at such time. Paying a premium purchase price over the intraday indicative value of the securities could lead to significant losses in the event the investor sells such securities at a time when such premium is no longer present in the market place or such securities are redeemed, in which case investors will receive a cash payment in an amount equal to the repurchase value on the applicable valuation date.

We may sell additional securities at different prices but we are under no obligation to issue or sell additional securities at any time, and if we do sell additional securities, we may limit or restrict such sales, and we may stop selling additional securities at any time

In our sole discretion, we may decide to issue and sell additional securities from time to time at a price that is higher or lower than the face amount, based on the indicative value of such securities at that time.  The price of the securities in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such securities.  Additionally, any securities held by us or an affiliate in inventory may be resold at then-current market prices or lent to market participants who may have made short sales of the securities.  However, we are under no obligation to issue or sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time.  If we stop selling additional securities for any reason, the price and liquidity of such securities in the secondary market could be materially and adversely affected, which may cause the securities to trade at a premium or discount in relation to their indicative value, but the indicative value of the securities and the daily repurchase value would not be affected. Prior to making an investment in the securities, you should take into account whether or not the trading price is tracking the indicative value of the securities. Paying a premium purchase price over the intraday indicative value of the securities could lead to significant losses.

We or our affiliates may have economic interests adverse to those of the holders of the securities

Deutsche Bank and other affiliates of ours have engaged in and expect to engage in trading activities related to the components of the agriculture index, futures or options on the components of the agriculture index or the sub-indices, or other derivative instruments with returns linked to the performance of the components of the agriculture index or the sub-indices, for their accounts and for other accounts under their management. Deutsche Bank and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the sub-indices. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the levels of the sub-indices and, accordingly, could affect the value of the securities and the amount payable to you at maturity.

We or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the levels of the sub-indices or the components of the agriculture index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

The business activities of DBSI may create conflicts of interest

DBSI and its affiliates have engaged in and expect to engage in trading activities related to the components of the agriculture index, futures or options on the components of the agriculture index or the sub-indices, or other derivative instruments with returns linked to the performance of the components of the agriculture index or the sub-indices that are not for the account of holders of the securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the securities and the interests that DBSI and its affiliates will have in their proprietary accounts, in facilitating transactions, including futures, options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the levels of the sub-indices, could be adverse to the interests of the holders of the securities. Moreover, DBSI has published and in the future expects to publish research reports and trading advice with respect to some or all of the components of the sub-indices. This research and trading advice is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. The research and trading advice should not be viewed as a recommendation or endorsement of the securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by DBSI or its affiliates may affect the market price of the components of the agriculture index and the levels of the sub-indices and, therefore, the market value of the securities. With respect to any of the activities described above, neither DBSI nor its affiliates have any obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

The index sponsor may discontinue the sub-indices and public disclosure of information relating to a sub-index may change over time

The index sponsor is under no obligation to continue to compile and publish the sub-indices and is not required to compile and publish any successor index if either sub-index is discontinued. If the index sponsor discontinues or suspends the compilation or publication of a sub-index, it may become difficult to determine the current principal amount, the market value of the securities or the amount payable at maturity or upon repurchase by Deutsche Bank. Initially, Deutsche Bank AG, London Branch will serve as the calculation agent for the securities (the “calculation agent”). In the event the index sponsor discontinues or suspends the compilation or publication of a sub-index, the calculation agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by Deutsche Bank). If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued sub-index exists, the amount you receive at maturity or upon repurchase by Deutsche Bank will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities – Discontinuance or Modification of the Index” in this pricing supplement.

The policies of the index sponsor and any changes thereto that affect the composition and valuation of a sub-index could affect the amount payable on your securities and their market value

The policies of the index sponsor concerning the calculation of the level of a sub-index, additions, deletions or substitutions of the components in the sub-indices and the manner in which changes affecting a sub-index are reflected could affect the level of such sub-index and, therefore, the current principal amount, the amount payable on your securities at maturity or upon repurchase by Deutsche Bank and the market value of your securities prior to maturity.

Additional index components may satisfy the eligibility criteria for inclusion in any sub-index and the index component currently included in the agriculture index may fail to satisfy such criteria. In addition, the index sponsor may modify the methodology for determining the composition and weighting of a sub-index, or for calculating the level of a sub-index due to certain fiscal, market, regulatory, juridical or financial circumstances affecting an underlying commodity or an underlying futures contract. The index sponsor may also discontinue or suspend compilation or publication of a sub-index, in which case it may become difficult to determine the market value of such sub-index. Any such changes could adversely affect the value of your securities.

If events such as these occur, or if the level of a sub-index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of such sub-index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Discontinuance or Modification of the Index” and “– Role of Calculation Agent.”

There are potential conflicts of interest between you and the calculation agent

We will serve as the calculation agent. The calculation agent will, among other things, decide the amount of the return paid out to you on the securities at maturity or upon repurchase by Deutsche Bank. For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement. If the index sponsor were to discontinue or suspend compilation or publication of the agriculture index or to discontinue or suspend calculation of the agriculture index and the index sponsor does not appoint another entity to calculate and publish the agriculture index, it may become difficult to determine the level of the agriculture index. If events such as these occur, or if the level of a sub-index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of such sub-index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the agriculture index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a market disruption event has occurred or exists on a valuation date or the final valuation date, the calculation agent can postpone the determination of the index factor for each offering of securities, the maturity date or a repurchase date

The determination of the index factor for each offering of securities on a monthly valuation date, valuation date or final valuation date, may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on such valuation date. In case of such postponement, the corresponding repurchase date or the maturity date could be postponed accordingly.

If postponement of the determination of an index factor for a valuation date or the final valuation date, due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption, up to ten scheduled trading days. If a market disruption event causes the postponement of the determination of an index factor for a valuation date or the final valuation date for more than ten scheduled trading days, the level of the relevant sub-index for the relevant repurchase date or the maturity date, as applicable, will be determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances. See “Specific Terms of the Securities – Market Disruption Events.”

The U.S. federal income tax consequences of an investment in the securities are uncertain.

As of the date of this pricing supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective non-U.S. investors should also note that legislative provisions enacted in 2010 could result in the imposition of withholding tax on an investment in the securities.

You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE INDICES

The return on the securities is linked to the performance of a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™ (the “Index”). The return on the Index is derived by combining the returns on two component indices: the DB 3-Month T-Bill Index (the “TBill index”) and the Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™ Excess Return (the “agriculture index”).

The Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™ Excess Return

The agriculture index is intended to reflect the price changes, positive or negative, in a basket of futures contracts on four agricultural commodities: corn, soybeans, wheat and sugar (each such futures contract, an “underlying futures contract”; each such commodity, an “underlying commodity”). After the close of trading on February 16, 2012 (the "Effective Date"), the underlying futures contract on wheat included in the agriculture index, which was traded on the Board of Trade of the City of Chicago, Inc. (“CBOT”), was replaced by a basket of three underlying futures contracts on wheat traded on CBOT, the Kansas City Board of Trade (“KCBT”) and the Minneapolis Grain Exchange, Inc. (“MGEX”), respectively. The performance of this basket of futures contracts on wheat is tracked by the Deutsche Bank Liquid Commodity Index – Optimum Yield Wheat Basket Index USD Excess Return (Symbol: DBLCOWUE) (the “wheat basket index”). The wheat basket index is rebalanced annually so that the underlying futures contracts on wheat traded on CBOT, KCBT and MGEX will be weighted equally on each rebalancing day.

As a result, prior to the Effective Date, the “relevant exchange” was, with regard to a futures contract on corn, soybeans or wheat, CBOT or its successor, and, with regard to a futures contract on sugar, ICE Futures U.S., Inc. (“ICE”) or its successor. On and after the Effective Date, the “relevant exchange” with regard to a futures contract on wheat is, (i) with regard to a contract traded on CBOT or its successor, CBOT or such successor, (ii) with regard to a contract traded on KCBT or its successor, KCBT or such successor, and (iii) with regard to a contract traded on MGEX or its successor, MGEX or such successor. The relevant exchange with regard to a futures contract on the other underlying commodities remains unchanged. Prior to the Effective Date, the closing price for an underlying futures contract on an index business day was the price of such contract at the regular close of the principal trading session on such day on the relevant exchange for such underlying futures contract, as published by the relevant exchange for that index business day or, if in the determination of the index sponsor, a price is not available on such index business day (including by reason of there being an exchange holiday on such index business day), the price as published by the relevant exchange for the immediately preceding index business day for which a price is available. On and after the Effective Date, the closing price on an index business day for an underlying futures contract on wheat traded on CBOT is replaced by the closing level of the wheat basket index on such day, as published by the index sponsor of the wheat basket index for that index business day or, if in the determination of the index sponsor a closing level is not available on such index business day, the closing level as published by the index sponsor of the wheat basket index for the immediately preceding index business day for which a closing level is available. The closing price for a futures contract on the other underlying commodities remains unchanged. The closing price of an underlying futures contract relating to corn will be expressed in U.S. dollars per bushel of corn. For soybeans, the closing price will be expressed in U.S. dollars per bushel of soybeans. For sugar, the closing price will be expressed in U.S. cents per pound of sugar. For wheat, the closing price of the futures contracts on wheat underlying the wheat basket index will be expressed in U.S. cents per bushel of wheat. In each case, the grade of the underlying commodity must meet the standards of the relevant exchange.

The agriculture index is calculated on an excess return, or unfunded, basis and has been calculated back to a base date of December 2, 1988. On the base date the closing level of the agriculture index was 100.

Methodology

Roll methodology

A rules-based approach is employed to replace, or roll, each underlying futures contract as it approaches maturity with a futures contract on the same commodity having a later maturity date. This replacement takes place over a period of time in order to lessen the impact on the market for the underlying futures contract. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), the agriculture index rolls to the eligible futures contract which has the same underlying commodity as the expiring contract and generates the best possible implied roll yield. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contangoed market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. The agriculture index seeks to maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

On the first New York business day of each month (a “verification date”), each underlying futures contract is tested in order to determine whether to continue including it in the agriculture index. If the underlying futures contract requires delivery of the underlying commodity in the next month (the “delivery month”), a new futures contract on the same commodity is selected for inclusion in the agriculture index. For example, if the first New York business day of the month is November 1, 2009, and the delivery month of the current underlying futures contract is December 2009, a new futures contract on the same underlying commodity with a later delivery month will be selected to replace the current contract.

The new futures contract selected will be the futures contract with the same underlying commodity as the expiring contract, which has the best possible implied roll yield based on the closing price for each eligible futures contract. Eligible futures contracts are those futures contracts having a delivery month (i) no sooner than the month after the delivery month of the futures contract being replaced, and (ii) no later than the 13th month after the verification date. For example, if the first New York business day of the month is November 1, 2009 and the delivery month of the current underlying futures contract is December 2009, the delivery month of an eligible new futures contract must be between January 2010 and January 2011. The implied roll yield of each eligible futures contract is calculated and the futures contract with the best possible implied roll yield is selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the delivery month is selected.

After the new futures contract is selected, the old futures contract is unwound and a position is established in the new futures contract. Such recomposition occurs over a period spanning from the 2nd to the 6th index business day of the month (the “recomposition period”).

Calculation of the agriculture index closing level

The agriculture index closing level on any index business day is the sum of the weighted closing prices of the underlying futures contracts for such index business day, rounded to six decimal places. The “weighted closing price” of an underlying futures contract on a particular index business day is the product of the weight of such underlying futures contract in the agriculture index, which we refer to as the “instrument amount”, multiplied by the underlying futures contract’s closing price on such day on the relevant exchange.

The instrument amount of each underlying futures contract on any index business day that does not fall within a recomposition period and is not a rebalancing day will be equal to the instrument amount for such underlying futures contract on the previous index business day. The sixth business day of November each year is a “rebalancing day”, subject to postponement in the event of a market disruption event. On each rebalancing day, the instrument amount of each underlying futures contract is set equal to a base weight of 25% except that on each rebalancing day following the Effective Date, the instrument amount of 25% allocated to the underlying futures contract on wheat traded on CBOT will be reallocated to the wheat basket index. As a result, the effective weight of the underlying futures contract on wheat traded on each of CBOT, KCBT and MGEX will be 8.33% on such rebalancing day.

During a recomposition period, the agriculture index will reflect any underlying futures contract being replaced as well as any underlying futures contract that is replacing it, so that the agriculture index will reflect two underlying futures contracts on the same underlying commodity. The instrument amount of the old futures contract is gradually reduced over the recomposition period and the instrument amount of the new futures contract is gradually increased so that, throughout the period, the sum of the instrument amounts for the two futures contracts is equal to the instrument amount of the old futures contract on the day prior to the start of the recomposition period.

“Index business day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

Change in the methodology of the agriculture index

The index sponsor employs the methodology described above and its application of such methodology shall be conclusive and binding. While the index sponsor currently employs the above described methodology to calculate the agriculture index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting an underlying commodity or an underlying futures contract) will not arise that would, in the view of the index sponsor, necessitate a modification of or change to such methodology and in such circumstances the index sponsor may make any such modification or change as it determines appropriate. The index sponsor may also make modifications to the terms of the agriculture index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the agriculture index. The index sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of closing levels and adjustments

In order to calculate the level of the agriculture index, the index sponsor polls Reuters every 15 seconds to determine the real time price of the underlying futures contracts. The index sponsor then applies a set of rules to this value to create the indicative level of the agriculture index. These rules are consistent with the rules which the index sponsor applies at the end of each trading day to calculate the closing level of the agriculture index.

The index sponsor publishes the closing level of the agriculture index daily.

The most recent end-of-day closing level of the agriculture index is published under its own symbol as of the close of business for the relevant exchanges each trading day on the consolidated tape, Reuters and/or Bloomberg.

Interruption of index calculation

Force majeure event

Calculation of the agriculture index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects the agriculture index or one of the underlying commodities. Upon the occurrence of any such force majeure event, the index sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the agriculture index as it considers appropriate to determine any closing level on any such appropriate index business day; and/or

•	defer publication of the information relating to the agriculture index until the next index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the agriculture index.

Index disruption event

Additionally, calculation of the agriculture index may be disrupted by an event that would require the index sponsor to calculate the closing price in respect of an underlying futures contract on an alternative basis were such event to occur or exist on a day that is a trading day for the underlying futures contract on the relevant exchange. If such an index disruption event in relation to an underlying futures contract as described in the prior sentence occurs and continues for a period of five successive trading days on the relevant exchange, the index sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days on the relevant exchange, or

•
if such period extends beyond the five successive trading days, the index sponsor may elect to replace the affected underlying futures contract and make all necessary adjustments to the methodology and calculation of the agriculture index as it deems appropriate.

Additionally, Deutsche Bank AG, London Branch, as calculation agent for the securities, has discretion to determine the value of the agriculture index in the event of disruptions occurring with regard to the futures contracts underlying the agriculture index. See “Specific Terms of the Securities – Market Disruption Events”.

DBLCI™, DBLCI-OY Agriculture ER™ and Deutsche Bank Liquid Commodity Index™ are trade marks of Deutsche Bank AG, London Branch, the index sponsor. Any use of these marks must be with the consent of or under license from the index sponsor.

The DB 3-Month T-Bill Index

The TBill index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

On any index business day, the closing level of TBill index is equal to the TBill index closing level on the index business day immediately preceding such index business day multiplied by the product of (i) the sum of (a) one and (b) the T-bill accrual factor for such index business day and (ii) the sum of (a) one and (b) the T-bill accrual factor for such index business day raised to the power of the number of days which are not index business days during the period from (but excluding) the index business day immediately preceding such index business day to (but excluding) such index business day. Expressed as a formula, the closing level of the TBill index is equal to:

TRd-1 × (1+TBAFd) × (1+TBAFd)n

Where:

“TR” is the TBill index closing level on the relevant index business day;

“d” is the relevant index business day;

“d-1” is the index business day immediately preceding the relevant index business day;

“TBAFd” is the T-bill accrual factor for the relevant index business day; and

“n” is the number of days that are not index business days during the period from (but excluding) the index business day immediately preceding the relevant index business day to (but excluding) the relevant index business day.

For the purposes of this paragraph:

“T-bill accrual factor” means, in respect of an index business day, an amount calculated by the index sponsor in accordance with the following formula:

(1 – 91/360 × TBR)(-1/91)-1

where:

“TBR” means the closing three-month Treasury Bill rate appearing on Reuters Page US3MT = RR (or such page or service as may replace Reuters Page US3MT = RR for the purposes of displaying three-month Treasury Bill rates) in respect of the index business day immediately preceding such index business day (the “T-bill determination date”) or if such rate is not published in respect of the T-bill determination date, the closing three-month Treasury Bill rate last published prior to the T-bill determination date.

“Base date” means November 22, 1998. On the base date the closing level of the TBill index was 100.

VALUATION OF THE SECURITIES

The market value of the securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index and the spot and future prices of the underlying commodities on any day will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include, but are not limited to, supply and demand for the securities, including changes in supply related to inventory positions with any market maker and our decisions about whether or when to issue additional securities, the volatility of the sub-indices, prevailing interest rates, interest rates and yields in the market generally, the volatility of securities markets, the time remaining to the maturity of the securities, economic, financial, political, regulatory or judicial events that affect the level of the sub-indices, the general interest rate environment, as well as the perceived creditworthiness of Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the securities prior to maturity.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each of the offerings of the securities will be published every 15 seconds on the following Bloomberg pages:

•	Agriculture Double Short ETNs: “AGAIV”

•	Agriculture Double Long ETNs: “DAGIV”

•	Agriculture Short ETNs: “ADZIV”

•	Agriculture Long ETNs: “AGFIV”

The actual trading prices of the securities may vary significantly from their indicative values. See “Risk Factors—The intraday indicative value is not the same as the trading price of the securities in the secondary market.”

Additionally, the calculation agent will publish the daily repurchase value for each offering of securities on the following Bloomberg pages:

•	Agriculture Double Short ETNs: “AGARP”

•	Agriculture Double Long ETNs: “DAGRP”

•	Agriculture Short ETNs: “ADZRP”

•	Agriculture Long ETNs: “AGFRP”

In connection with your securities, we use the term “indicative value” to refer to the value at a given time based on the following equation:

Repurchase value = current principal amount per security × applicable index factor × applicable fee factor where:

Current principal amount	=	the current principal amount as reset on each monthly reset date
Applicable index factor	=	the applicable index factor with respect to your securities; and
Applicable fee factor	=	the most recent daily calculation of the fee factor with respect to your securities.

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The actual trading prices of the securities may vary significantly from their indicative values.

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the securities should read the section entitled “Description of Notes – Form, Legal Ownership and Denomination of Notes” in the accompanying prospectus supplement. The accompanying prospectus and prospectus supplement contain a detailed summary of additional provisions of the securities and of the senior indenture, dated as of November 22, 2006, among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York, as trustee (referred to as the trustee), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar, under which the securities will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

No Interest

We will not make any interest payments during the term of the securities.

Denomination/Face Amount

The denomination and face amount of each security is $25. The securities have been and may be issued and sold over time at prices based on the indicative value of such securities at such times, which may be significantly higher or lower than the face amount.

Payment at Maturity

If you hold your securities to maturity, subject to the credit of the Issuer, you will receive a payment per security that will depend on the month-over-month performance of the Index as reflected in the index factor for the particular offering of securities, reduced by the investor fee.

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

At maturity, your payment per security, if any, will be calculated as:

Current principal amount x applicable index factor on the final valuation date
x fee factor on the final valuation date

where,

Current principal amount	=
For the initial calendar month, the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount is reset as follows on the monthly reset date:

		New current principal amount	=	Previous current principal amount x applicable index factor on the applicable monthly valuation date x fee factor on the applicable monthly valuation date

Index factor
Index factor for Agriculture Double Short ETNs:

= 1 + TBill index return – (2 x agriculture index return)

Index factor for Agriculture Double Long ETNs:

= 1 + TBill index return + (2 x agriculture index return)

Index factor for Agriculture Short ETNs:

= 1 + TBill index return – agriculture index return

Index factor for Agriculture Long ETNs:

= 1 + TBill index return + agriculture index return

where,

Agriculture index return	=	Agriculture index closing level – agriculture index monthly initial level Agriculture index monthly initial level

TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

Fee factor	=	On any given day, the fee factor will be calculated as follows: 1 – [investor fee × day count fraction]
where,

Investor fee = 0.75% per annum

Day count fraction	=
For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

For the initial calendar month, the agriculture index monthly initial level was equal to 131.645191, the agriculture index closing level on the inception date. For each subsequent calendar month, the agriculture index monthly initial level equals the agriculture index closing level as of the opening of trading on the monthly reset date for that calendar month.

The agriculture index closing level will equal the closing level of the agriculture index as reported on Bloomberg page “DBLCYEAG <Index>”, subject to the occurrence of a market disruption event as described under “Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the agriculture index is published, the agriculture index closing level will equal such level on the immediately preceding trading day.

For the initial calendar month, the TBill index monthly initial level was equal to 234.218257, the TBill index closing level on the inception date. For each subsequent calendar month, the TBill index monthly initial level equals the TBill index closing level as of the opening of trading on the monthly reset date for that calendar month.

The TBill index closing level will equal the closing level of the TBill index as reported on Bloomberg page “DBTRBL3M <Index>”.

The inception date is April 14, 2008.

The initial calendar month is the period from the inception date to April 30, 2008.

The monthly reset date, for each calendar month, is the first calendar day of that month beginning on May 1, 2008 and ending on March 1, 2038.

The monthly valuation date, for each monthly reset date, is the last calendar day of the previous calendar month beginning on April 30, 2008 and ending on February 28, 2038.

The final valuation date is March 29, 2038.

The maturity date is April 1, 2038, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

A trading day is a day on which (i) the values of the sub-indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the agriculture index are traded, in each case as determined by Deutsche Bank, as calculation agent, in its sole discretion.

A business day is a Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

Repurchase at Your Option

Prior to maturity, you may, subject to certain restrictions, offer for repurchase by Deutsche Bank a minimum of 200,000 securities (or an integral multiple of 50,000 securities in excess thereof) from a single offering. If you comply with the repurchase procedures described below, Deutsche Bank will be obligated to repurchase your securities, and on the applicable repurchase date, you will receive in exchange for those securities you have selected for repurchase a cash payment per security equal to the repurchase value on the applicable valuation date.

On any trading day, the repurchase value will equal:

Current principal amount x applicable index factor on the trading day
x fee factor on the trading day

See “Repurchase Procedures” below for additional requirements for offering your securities for repurchase.

A valuation date is the trading day on which you deliver an effective notice by 10 a.m., New York City time, offering your securities for repurchase by Deutsche Bank.

In the event that payment upon repurchase by Deutsche Bank is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The securities are not redeemable at the option of Deutsche Bank but may be accelerated if the repurchase value equals zero.

Repurchase Procedures

To effect a repurchase, you must irrevocably offer at least 200,000 securities (or an integral multiple of 50,000 securities in excess thereof) from a single offering to DBSI no later than 10:00 a.m., New York City time, on your desired valuation date, which must be no later than the final valuation date. The transaction will settle on the repurchase date, which will be the third business day following the applicable valuation date.

If you wish to offer your securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•
your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 10:00 a.m., New York City time, on your desired valuation date. The applicable repurchase date will be three business days following the valuation date. You must offer at least 200,000 securities or an integral multiple of 50,000 securities in excess thereof for repurchase by Deutsche Bank on any repurchase date. You may not combine securities from separate offerings for the purpose of satisfying the minimum repurchase amount. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•
cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the third business day following the valuation date, subject to postponement in the event of a market disruption event as described under “Market Disruption Events”).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 10:00 a.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the applicable repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any securities purchased by DBSI will remain outstanding.

DBSI may charge a fee of up to $0.03 per security which is repurchased.

Acceleration Upon Zero Repurchase Value

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

Default Amount on Event of Default Acceleration

If an event of default occurs and the maturity of the securities is accelerated, we will pay the default amount in respect of each security at maturity. We describe the default amount below under “– Default Amount.”

For the purpose of determining whether the holders of our Series A global notes, of which the securities are a part, are entitled to take any action under the indenture, we will treat the initial principal amount of each security outstanding as the principal amount of that security. Although the terms of the securities may differ from those of the other Series A global notes, holders of specified percentages in principal amount of all Series A global notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A global notes, including the securities. This action may involve changing some of the terms that apply to the Series A global notes, accelerating the maturity of the Series A global notes after a default or waiving some of our obligations under the indenture.

Default Amount

If an event of default occurs under the indenture referenced in the accompanying prospectus supplement and the maturity of the securities is accelerated, the amount payable upon acceleration will be the repurchase value determined by the calculation agent on the next trading day.

Further Issuances

We may, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the securities offered by this pricing supplement. If there is substantial demand for the securities, we may issue additional securities frequently. Such additional securities will be fungible with the outstanding securities.

Market Disruption Events

A disrupted day is any trading day on which a market disruption event occurs or is continuing.

If any monthly valuation date, valuation date or the final valuation date (each, a “reference date”) is a disrupted day with regard to any underlying futures contract included in the agriculture index (a “disrupted futures contract”), the calculation agent will calculate the value of the agriculture index using closing prices of the underlying futures contracts included in the agriculture index as follows:

(a) for all non-disrupted futures contracts, the closing price used by the calculation agent will be the closing price of the non-disrupted futures contract on the scheduled reference date; and

(b) for all disrupted futures contracts, the closing price used by the calculation agent will be the closing price of each disrupted futures contract on the next succeeding trading day that is not a disrupted day with regard to that disrupted futures contract; provided that if the ten successive scheduled trading days immediately following the scheduled reference date are all disrupted days with regard to the specific disrupted futures contract, the calculation agent will determine, in its sole discretion, and use, the closing price of such disrupted futures contract on the tenth scheduled trading day immediately following such reference date, notwithstanding that such tenth scheduled trading day is a disrupted day with regard to such disrupted futures contract.

For the purposes of calculating the agriculture index in the case of a market disruption event, the calculation agent will use the instrument amount for each underlying futures contract as of the scheduled reference date, even if such reference date is a disrupted day for the relevant underlying futures contract.

If any reference date is a disrupted day, no adjustment will be made to the TBill index closing level which is used for that reference date.

If any valuation date or the final valuation date is a disrupted day and the date as of which the calculation agent determines the closing level of the agriculture index falls less than three business days prior to the scheduled repurchase date corresponding to such valuation date or the maturity date, as applicable, such scheduled repurchase date or the maturity date, as applicable, will be postponed to the third business day following the date as of which the calculation agent has determined the closing level of the agriculture index for such valuation date or the final valuation date, as applicable.

Any of the following will be a market disruption event with respect to any underlying futures contract:

•
a material limitation, suspension or disruption in the trading of the underlying futures contract which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•
the daily contract reference price for the underlying futures contract is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•
failure by the index sponsor to publish the closing value of the agriculture index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for the underlying futures contract;

•
any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•
a limitation on the hours or number of days of trading on a trading facility on which the underlying futures contract is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in the underlying futures contract.

Discontinuance or Modification of the Index

If the index sponsor discontinues compilation or publication of a sub-index and the index sponsor or any other person or entity (including Deutsche Bank) calculates and publishes an index that the calculation agent determines is comparable to such discontinued sub-index and approves as a successor index, then the calculation agent will determine the level of the Index on any relevant date and the amount payable at maturity or upon repurchase by Deutsche Bank by reference to such successor sub-index for the period following the discontinuation of the sub-index.

If the calculation agent determines that the publication of a sub-index is discontinued and that there is no applicable successor index, or that the closing level of the sub-index is not available for any reason other than a market disruption event, on the date on which the level of the sub-index is required to be determined, or if for any other reason (excluding a market disruption event) the sub-index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such sub-index.

If the calculation agent determines that either or both sub-indices, the components underlying either or both sub-indices (the “index components”) or the method of calculating either or both sub-indices has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to such sub-index or method of calculating such sub-index as it believes are appropriate to ensure that the level of such sub-index used to determine the amount payable on the maturity date or upon repurchase by Deutsche Bank is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the level of the sub-indices and the amount payable at maturity or upon repurchase by Deutsche Bank or otherwise relating to the level of the sub-indices may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the securities, including at maturity or upon repurchase by Deutsche Bank, the current principal amount, market disruption events, business days, trading days, the fee factor, the index factors, the default amount, the closing levels of the sub-indices on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your securities at maturity or upon repurchase by Deutsche Bank and any other calculations or determinations to be made by the calculation agent as specified herein. The calculation agent will rely upon the published levels of the sub-indices, unless a market disruption event occurs in which case it may determine the closing level of the agriculture index as specified herein. If the index sponsor discontinues compilation or publication of any sub-index, the calculation agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by the index sponsor) and shall be solely responsible for determining the value of the securities based on its calculation of such successor index. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

The DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the attached prospectus under “Use of Proceeds.”

We have entered into and expect to continue to enter into transactions to hedge our obligations under the securities. Such transactions may involve purchases of the sub-index components or instruments linked to the Index or the sub-indices. From time to time, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of long or short positions in some or all of the sub-index components;

•
acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the sub-index components or the relevant Index or the sub-indices;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the final valuation date. That step may involve sales or purchases of the sub-index components, listed or over-the-counter options or futures on sub-index components or listed or over-the-counter options, futures, or other instruments linked to the levels of the relevant Index or the sub-indices, as well as other indices designed to track the performance of the sub-indices.

The hedging activity discussed above may adversely affect the levels of the relevant Index or the sub-indices and, as a consequence, the market value of the securities and the amount payable at maturity or upon repurchase by Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on prevailing market conditions as of the date of this pricing supplement, it is more likely than not that the securities will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your securities could be materially and adversely affected.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

Under this treatment, you should not recognize taxable income or loss with respect to a security prior to its taxable disposition (including a repurchase or redemption by us). Upon a taxable disposition of a security, you will recognize gain or loss equal to the difference between the amount you realize and your tax basis in the security. Your tax basis in the security should equal the amount you paid to acquire it. Your gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any replacement of a futures contract underlying the agriculture index, annual rebalancing of the agriculture index, change in the index methodology or substitution of a successor index could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the security prior to its maturity or earlier repurchase or redemption by us. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States.  However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to withholding tax, in each year that you own the security, possibly on a retroactive basis.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations

Legislation generally referred to as FATCA, as interpreted in proposed regulations (which are not effective as of the date of this pricing supplement) and other published guidance, will generally impose, with respect to obligations issued after December 31, 2012, a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) of (i) U.S.-source interest (including original issue discount) after December 31, 2013 and (ii) the proceeds of taxable dispositions after December 31, 2014 of instruments that give rise to U.S.-source interest, unless various U.S. information reporting and due diligence requirements have been satisfied. This regime will apply if the securities are treated as debt instruments. The reporting and diligence requirements of the regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. We will not pay additional amounts on account of any such withholding tax.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of a security may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

DBSI, acting as our agent, sold $5 million of the securities on the inception date directly to initial investors at $25 per security. After the inception date, additional securities have been and may continue to be offered and sold from time to time, at prevailing prices at the time of sale, through DBSI, acting as our agent, to investors. DBSI in any subsequent distribution may charge a purchase fee of up to $0.03 per security. We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may also receive a payment from Deutsche Bank of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the securities.

DB Commodity Services LLC and Deutsche Bank have entered into an agreement with Invesco Distributors, Inc. (formerly known as “Invesco Aim Distributors, Inc.”) (“Invesco”) under which Invesco will receive a portion of the investor fee in consideration for its role in marketing the securities. The actual amount received by Invesco in a given year will depend on the number and value of securities then outstanding and the number of other then outstanding securities issued by Deutsche Bank and certain statutory trusts which DB Commodity Services LLC serves as managing owner and marketed by Invesco. The amount paid to Invesco is subject to limitations on the amount of compensation which may be paid to members of the Financial Industry Regulatory Authority (“FINRA”), such as Invesco.

We may deliver securities against payment therefor on a date that is greater than three business days following the date of sale of any securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Broker-dealers may make a market in the securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a security covered by this prospectus that they acquire from us or other holders after the original offering and sale of the securities, or they may sell a security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the securities and may cover such short positions by borrowing securities from us or our affiliates or by purchasing securities from us or our affiliates subject to our obligation to repurchase such securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. If these activities are commenced, they may be discontinued at any time. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of securities by market participants who cover their short positions with securities borrowed or acquired from us or our affiliates in the manner described above.

Deutsche Bank has retained DBSI, a member of FINRA, to provide certain services relating to the distribution of the securities. The amount of the fees that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. In accordance with Rule 5121 of FINRA, DBSI may not make sales of the securities to any of its discretionary accounts without the prior written approval of the customer.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption.  Such Parties in Interest could include, without limitation, us, DBSI, the calculation agent, the paying agent, issuing agent and registrar or any of our or their respective affiliates.  Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.  Thus, a plan fiduciary considering an investment in the securities should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the securities might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, unless otherwise provided in an applicable supplement, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local foreign or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the securities or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such securities on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase and holding of such securities are eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the securities.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, (C) the holding of the securities, or (D) the exercise of or failure to exercise any rights we or our affiliate have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase and holding of the securities does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The sale of any securities to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Davis Polk & Wardwell LLP has acted as special counsel to the agent. Davis Polk & Wardwell LLP has in the past represented the issuer and its affiliates and continues to represent the issuer and its affiliates on a regular basis and in a variety of matters.

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated: [Desired valuation date]
Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)
Fax: 917-338-3849

Re: ETNs linked to the Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™ due April 1, 2038 issued by Deutsche Bank AG (the “ETNs”)

☐	DB Agriculture Double Short Exchange Traded Notes (CUSIP Number: 25154H 56 6)

☐	DB Agriculture Double Long Exchange Traded Notes (CUSIP Number: 25154H 55 8)

☐	DB Agriculture Short Exchange Traded Notes (CUSIP Number: 25154H 54 1)

☐	DB Agriculture Long Exchange Traded Notes (CUSIP Number: 25154H 53 3)

(Please check only one offering of ETNs)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ETNs in the amounts and on the date set forth below.

Name of beneficial owner:

Stated principal amount of ETNs offered for repurchase (you must offer at least 200,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof for repurchase at one time for your offer to be valid.):

Applicable valuation date:                     , 20        (which is the date of this notice)

Applicable repurchase date:                     , 20        (which is the third business day following the valuation date)

Contact Name:

Telephone #:

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to DBSI by 10:00 a.m., New York City time, on the desired valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNS ARE HELD AND DELIVERED TO DBSI BY 10:00 A.M., NEW YORK CITY TIME, ON THE DESIRED VALUATION DATE

A-1

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent

Re: ETNs linked to the Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™ due April 1, 2038 issued by Deutsche Bank AG (the “ETNs”)

☐	DB Agriculture Double Short Exchange Traded Notes (CUSIP Number: 25154H 56 6)

☐	DB Agriculture Double Long Exchange Traded Notes (CUSIP Number: 25154H 55 8)

☐	DB Agriculture Short Exchange Traded Notes (CUSIP Number: 25154H 54 1)

☐	DB Agriculture Long Exchange Traded Notes (CUSIP Number: 25154H 53 3)

(Please check only one offering of ETNs)

Dear Sirs:

The undersigned holder of the ETNs checked above hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the repurchase date of                      (which is the third business day following the valuation date), with respect to the stated principal amount of ETNs indicated below as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the stated principal amount of ETNs specified below at a price per ETN equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the repurchase date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Stated principal amount of ETNs offered for repurchase (you must offer at least 200,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof for repurchase at one time for your offer to be valid):

DTC # (and any relevant sub-account):

A-2

Deutsche Bank AG, London Branch

20,000,000 PowerShares DB Agriculture Double Short Exchange
Traded Notes due April 1, 2038

20,000,000 PowerShares DB Agriculture Double Long Exchange
Traded Notes due April 1, 2038

20,000,000 PowerShares DB Agriculture Short Exchange
Traded Notes due April 1, 2038

20,000,000 PowerShares DB Agriculture Long Exchange
Traded Notes due April 1, 2038

Pricing supplement dated October 1, 2012

Deutsche Bank Securities

CUSIP Numbers: 25154H566, 25154H558, 25154H541 and 25154H533